                        Sun Healthcare Group, Inc., as Issuer

                                        and

                           The Bank of New York, as Trustee


                                   ________________



                                      Indenture

                               Dated as of May 4, 1998


                                   $355,670,131.25

               7%  Convertible Junior Subordinated Debentures Due 2028

                                   ________________

                    Certain Sections of this Indenture relating to
                           Sections 310 through 318 of the
                             Trust Indenture Act of 1939:

Trust Indenture                                                  Indenture
  Act Section                                                     Section
---------------                                                  -----------
Section 310(a)(1)        . . . . . . . . . . . . . . . . . .     609
            (a)(2)       . . . . . . . . . . . . . . . . . .     609
            (a)(3)       . . . . . . . . . . . . . . . . . .     Not Applicable
            (a)(4)       . . . . . . . . . . . . . . . . . .     Not Applicable
            (b)          . . . . . . . . . . . . . . . . . .     608, 610
Section 311(a)           . . . . . . . . . . . . . . . . . .     613
            (b)          . . . . . . . . . . . . . . . . . .     613
Section 312(a)           . . . . . . . . . . . . . . . . . .     701
Section 312(a)           . . . . . . . . . . . . . . . . . .          702(a)
            (b)          . . . . . . . . . . . . . . . . . .     702(b)
            (c)          . . . . . . . . . . . . . . . . . .     702(c)
Section 313(a)           . . . . . . . . . . . . . . . . . .     703(a)
            (b)          . . . . . . . . . . . . . . . . . .     703(a)
            (c)          . . . . . . . . . . . . . . . . . .     703(a)
            (d)          . . . . . . . . . . . . . . . . . .     703(b)
Section 314(a)           . . . . . . . . . . . . . . . . . .     704, 102
            (b)          . . . . . . . . . . . . . . . . . .     Not Applicable
            (c)(1)       . . . . . . . . . . . . . . . . . .     102
            (c)(2)       . . . . . . . . . . . . . . . . . .     102
            (c)(3)       . . . . . . . . . . . . . . . . . .     Not Applicable
            (d)          . . . . . . . . . . . . . . . . . .     Not Applicable
            (e)          . . . . . . . . . . . . . . . . . .     102
Section 315(a)           . . . . . . . . . . . . . . . . . .     601
            (b)          . . . . . . . . . . . . . . . . . .     602
            (c)          . . . . . . . . . . . . . . . . . .     601
            (d)          . . . . . . . . . . . . . . . . . .     601
            (e)          . . . . . . . . . . . . . . . . . .     514
Section 316(a)(1)(A)     . . . . . . . . . . . . . . . . . .     502, 512
            (a)(1)(B)    . . . . . . . . . . . . . . . . . .     513
            (a)(2)       . . . . . . . . . . . . . . . . . .     Not Applicable
            (b)          . . . . . . . . . . . . . . . . . .     508
            (c)          . . . . . . . . . . . . . . . . . .     104(c)
Section 317(a)(1)        . . . . . . . . . . . . . . . . . .     503
            (a)(2)       . . . . . . . . . . . . . . . . . .     504
            (b)          . . . . . . . . . . . . . . . . . .     1003
Section 318(a)           . . . . . . . . . . . . . . . . . .     107

______________
     Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                  TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I

Definitions and Other Provisions
of General Application . . . . . . . . . . . . . . . . . . . . . . . . . .- 2 -
     SECTION 101.   Definitions. . . . . . . . . . . . . . . . . . . . . .- 2 -
     SECTION 102.   Compliance Certificates and Opinions . . . . . . . . - 14 -
     SECTION 103.   Form of Documents Delivered to Trustee . . . . . . . - 14 -
     SECTION 104.   Acts of Holders; Record Dates. . . . . . . . . . . . - 15 -
     SECTION 105.   Notices, Etc., to Trustee and the Company. . . . . . - 16 -
     SECTION 106.   Notice to Holders; Waiver. . . . . . . . . . . . . . - 17 -
     SECTION 107.   Conflict with Trust Indenture Act. . . . . . . . . . - 17 -
     SECTION 108.   Effect of Headings and Table of Contents . . . . . . - 17 -
     SECTION 109.   Successors and Assigns . . . . . . . . . . . . . . . - 18 -
     SECTION 110.   Separability Clause. . . . . . . . . . . . . . . . . - 18 -
     SECTION 111.   Benefits of Indenture. . . . . . . . . . . . . . . . - 18 -
     SECTION 112.   Governing Law. . . . . . . . . . . . . . . . . . . . - 18 -
     SECTION 113.   Legal Holidays . . . . . . . . . . . . . . . . . . . - 18 -

ARTICLE II

     Convertible Debenture Forms . . . . . . . . . . . . . . . . . . . . - 19 -
     SECTION 201.   Forms Generally. . . . . . . . . . . . . . . . . . . - 19 -
     SECTION 202.   Initial Issuance to Property Trustee . . . . . . . . - 19 -

ARTICLE III

     The Convertible Debentures. . . . . . . . . . . . . . . . . . . . . - 21 -
     SECTION 301.   Title and Terms. . . . . . . . . . . . . . . . . . . - 21 -
     SECTION 302.   Denominations. . . . . . . . . . . . . . . . . . . . - 22 -
     SECTION 303.   Execution, Authentication, Delivery and Dating . . . - 23 -
     SECTION 304.   Temporary Convertible Debentures . . . . . . . . . . - 23 -
     SECTION 305.   Registration, Registration of
                    Transfer and Exchange. . . . . . . . . . . . . . . . - 24 -
     SECTION 306.   Mutilated, Destroyed, Lost and Stolen
                    Convertible Debentures . . . . . . . . . . . . . . . - 25 -
     SECTION 307.   Payment of Interest; Interest Rights Preserved . . . - 26 -
     SECTION 308.   Persons Deemed Owners. . . . . . . . . . . . . . . . - 28 -
     SECTION 309.   Cancellation . . . . . . . . . . . . . . . . . . . . - 28 -
     SECTION 310.   Right of Set Off . . . . . . . . . . . . . . . . . . - 29 -
     SECTION 311.   CUSIP Numbers. . . . . . . . . . . . . . . . . . . . - 29 -

                                                                          Page
                                                                          ----

     SECTION 312.   Option to Extend Interest Payment Period . . . . . .  - 29 -
     SECTION 313.   Paying Agent, Security Registrar and
                    Conversion Agent . . . . . . . . . . . . . . . . . .  - 31 -
     SECTION 314.   Global Security. . . . . . . . . . . . . . . . . . .  - 31 -

ARTICLE IV

     Satisfaction and Discharge. . . . . . . . . . . . . . . . . . . . .  - 34 -
     SECTION 401.   Satisfaction and Discharge of Indenture. . . . . . .  - 34 -
     SECTION 402.   Application of Trust Money . . . . . . . . . . . . .  - 35 -

ARTICLE V

     Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 35 -
     SECTION 501.   Events of Default. . . . . . . . . . . . . . . . . .  - 35 -
     SECTION 502.   Acceleration of Maturity; Rescission and
                    Annulment. . . . . . . . . . . . . . . . . . . . . .  - 37 -
     SECTION 503.   Collection of Indebtedness and Suits for
                    Enforcement by Trustee . . . . . . . . . . . . . . .  - 38 -
     SECTION 504.   Trustee May File Proofs of Claim . . . . . . . . . .  - 39 -
     SECTION 505.   Trustee May Enforce Claims Without Possession of
                    Convertible Debentures . . . . . . . . . . . . . . .  - 39 -
     SECTION 506.   Application of Money Collected . . . . . . . . . . .  - 40 -
     SECTION 507.   Limitation on Suits. . . . . . . . . . . . . . . . .  - 40 -
     SECTION 508.   Unconditional Right of Holders to Receive
                    Principal and Interest and Convert . . . . . . . . .  - 41 -
     SECTION 509.   Restoration of Rights and Remedies . . . . . . . . .  - 41 -
     SECTION 510.   Rights and Remedies Cumulative . . . . . . . . . . .  - 42 -
     SECTION 511.   Delay or Omission Not Waiver . . . . . . . . . . . .  - 42 -
     SECTION 512.   Control by Holders . . . . . . . . . . . . . . . . .  - 42 -
     SECTION 513.   Waiver of Past Defaults. . . . . . . . . . . . . . .  - 42 -
     SECTION 514.   Undertaking for Costs. . . . . . . . . . . . . . . .  - 43 -
     SECTION 515.   Waiver of Stay or Extension Laws . . . . . . . . . .  - 43 -
     SECTION 516.   Enforcement by Holders of Convertible
                    Preferred Securities . . . . . . . . . . . . . . . .  - 44 -

ARTICLE VI

     The Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  - 44 -
     SECTION 601.   Certain Duties and Responsibilities. . . . . . . . .  - 44 -
     SECTION 602.   Notice of Defaults . . . . . . . . . . . . . . . . .  - 45 -

                                                                          Page
                                                                          ----

     SECTION 603.   Certain Rights of Trustee. . . . . . . . . . . . . .  - 45 -
     SECTION 604.   Not Responsible for Recitals or Issuance of
                    Convertible Debentures . . . . . . . . . . . . . . .  - 46 -
     SECTION 605.   May Hold Convertible Debentures. . . . . . . . . . .  - 46 -
     SECTION 606.   Money Held in Trust. . . . . . . . . . . . . . . . .  - 47 -
     SECTION 607.   Compensation and Reimbursement . . . . . . . . . . .  - 47 -
     SECTION 608.   Disqualification; Conflicting Interests. . . . . . .  - 48 -
     SECTION 609.   Corporate Trustee Required; Eligibility. . . . . . .  - 48 -
     SECTION 610.   Resignation and Removal; Appointment of
                    Successor. . . . . . . . . . . . . . . . . . . . . .  - 48 -
     SECTION 611.   Acceptance of Appointment by Successor . . . . . . .  - 50 -
     SECTION 612.   Merger, Conversion, Consolidation or
                    Succession to Business . . . . . . . . . . . . . . .  - 50 -
     SECTION 613.   Preferential Collection of Claims
                    Against Company. . . . . . . . . . . . . . . . . . .  - 50 -

ARTICLE VII

     Holders' Lists and Reports by Trustee and Company . . . . . . . . .  - 51 -
     SECTION 701.   Company to Furnish Trustee Names and
                    Addresses of Holders . . . . . . . . . . . . . . . .  - 51 -
     SECTION 702.   Preservation of Information; Communications to
                    Holders. . . . . . . . . . . . . . . . . . . . . . .  - 51 -
     SECTION 703.   Reports by Trustee . . . . . . . . . . . . . . . . .  - 52 -
     SECTION 704.   Reports by Company . . . . . . . . . . . . . . . . .  - 52 -

ARTICLE VIII

     Consolidation, Merger, Conveyance, Transfer or Lease. . . . . . . .  - 53 -
     SECTION 801.   Company May Consolidate, Etc., Only on
                    Certain Terms. . . . . . . . . . . . . . . . . . . .  - 53 -
     SECTION 802.   Successor Substituted. . . . . . . . . . . . . . . .  - 54 -

ARTICLE IX

     Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . .  - 54 -
     SECTION 901.   Supplemental Indentures Without Consent of Holders .  - 54 -
     SECTION 902.   Supplemental Indentures with Consent of Holders. . .  - 55 -
     SECTION 903.   Execution of Supplemental Indentures . . . . . . . .  - 56 -
     SECTION 904.   Effect of Supplemental Indentures. . . . . . . . . .  - 57 -
     SECTION 905.   Conformity with Trust Indenture Act. . . . . . . . .  - 57 -
     SECTION 906.   Reference in Convertible Debentures to
                    Supplemental Indentures. . . . . . . . . . . . . . .  - 57 -

                                                                          Page
                                                                          ----
ARTICLE X

     Covenants; Representations and Warranties . . . . . . . . . . . . .  - 57 -
     SECTION 1001.  Payment of Principal and Interest. . . . . . . . . .  - 57 -
     SECTION 1002.  Maintenance of Office or Agency. . . . . . . . . . .  - 57 -
     SECTION 1003.  Money for Convertible Debenture Payments to Be
                    Held in Trust. . . . . . . . . . . . . . . . . . . .  - 58 -
     SECTION 1004.  Statement by Officers as to Default. . . . . . . . .  - 59 -
     SECTION 1005.  Limitation on Dividends; Covenants as to the Trust .  - 59 -
     SECTION 1006.  Payment of Expenses of the Trust . . . . . . . . . .  - 60 -
     SECTION 1007.  Registration Rights. . . . . . . . . . . . . . . . .  - 61 -

ARTICLE XI

Redemption of Convertible Debentures . . . . . . . . . . . . . . . . . .  - 61 -
     SECTION 1101.  Optional Redemption. . . . . . . . . . . . . . . . .  - 61 -
     SECTION 1102.  Tax Event Optional Redemption. . . . . . . . . . . .  - 62 -
     SECTION 1103.  Applicability of Article . . . . . . . . . . . . . .  - 63 -
     SECTION 1104.  Election to Redeem; Notice to Trustee. . . . . . . .  - 63 -
     SECTION 1105.  Selection by Trustee of Convertible Debentures to Be
                    Redeemed . . . . . . . . . . . . . . . . . . . . . .  - 63 -
     SECTION 1106.  Notice of Redemption . . . . . . . . . . . . . . . .  - 64 -
     SECTION 1107.  Deposit and Payment of Redemption Price. . . . . . .  - 64 -
     SECTION 1108.  Convertible Debentures Payable on Redemption
                    Date . . . . . . . . . . . . . . . . . . . . . . . .  - 65 -
     SECTION 1109.  Convertible Debentures Redeemed in Part. . . . . . .  - 65 -
     SECTION 1110.  No Sinking Fund. . . . . . . . . . . . . . . . . . .  - 66 -
     SECTION 1111.  Mandatory Redemption . . . . . . . . . . . . . . . .  - 66 -
     SECTION 1112.  Exchange of Trust Securities for Convertible
                    Debentures . . . . . . . . . . . . . . . . . . . . .  - 66 -

ARTICLE XII

     Subordination of Convertible Debentures . . . . . . . . . . . . . .  - 67 -
     SECTION 1201.  Agreement to Subordinate . . . . . . . . . . . . . .  - 67 -
     SECTION 1202.  Default on Senior Indebtedness . . . . . . . . . . .  - 67 -
     SECTION 1203.  Liquidation; Dissolution; Bankruptcy . . . . . . . .  - 69 -
     SECTION 1204.  Subrogation. . . . . . . . . . . . . . . . . . . . .  - 70 -
     SECTION 1205.  Trustee to Effectuate Subordination. . . . . . . . .  - 70 -
     SECTION 1206.  Notice by the Company. . . . . . . . . . . . . . . .  - 70 -
     SECTION 1207.  Rights of the Trustee; Holders of Senior
                    Indebtedness . . . . . . . . . . . . . . . . . . . .  - 71 -

                                                                          Page
                                                                          ----

     SECTION 1208.  Subordination May Not Be Impaired. . . . . . . . . .  - 72 -

ARTICLE XIII

     Conversion of Convertible Debentures. . . . . . . . . . . . . . . .  - 73 -
     SECTION 1301.  Conversion Rights. . . . . . . . . . . . . . . . . .  - 73 -
     SECTION 1302.  Conversion Procedures. . . . . . . . . . . . . . . .  - 73 -
     SECTION 1303.  Conversion Price Adjustments . . . . . . . . . . . .  - 76 -
     SECTION 1304.  Fundamental Change.. . . . . . . . . . . . . . . . .  - 81 -
     SECTION 1305.  Notice of Adjustments of Conversion Price. . . . . .  - 83 -
     SECTION 1306.  Prior Notice of Certain Events . . . . . . . . . . .  - 84 -
     SECTION 1307.  Certain Defined Terms. . . . . . . . . . . . . . . .  - 85 -
     SECTION 1308.  Dividend or Interest Reinvestment Plans. . . . . . .  - 85 -
     SECTION 1309.  Certain Additional Rights. . . . . . . . . . . . . .  - 86 -
     SECTION 1310.  Restrictions on Sun Common Stock Issuable
                    Upon Conversion. . . . . . . . . . . . . . . . . . .  - 86 -
     SECTION 1311.  Trustee Not Responsible for Determining Conversion
                    Price or Adjustments . . . . . . . . . . . . . . . .  - 88 -

ARTICLE XIV

     Immunity of Incorporators, Stockholders,
     Officers and Directors. . . . . . . . . . . . . . . . . . . . . . .  - 88 -
     SECTION 1401.  No Recourse. . . . . . . . . . . . . . . . . . . . .  - 88 -

                                                                            Page
                                                                            ----


                                  EXHIBIT AND ANNEX

EXHIBIT A   Form of Convertible Debenture

ANNEX A Amended and Restated Declaration of Trust among the Company, as trust sponsor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and Robert D. Woltil, Robert F. Murphy and William C. Warrick as Administrative Trustees, dated as of May 4, 1998.
            ______________

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE, dated as of May 4, 1998, between Sun Healthcare Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 101 Sun Avenue, N.E., Albuquerque, New Mexico 87109, and The Bank of New York, as Trustee (herein called the "Trustee").

                               RECITALS OF THE COMPANY

          WHEREAS, Sun Financing I, a Delaware business trust (the "Trust"), formed under the Amended and Restated Declaration of Trust among the Company, as trust sponsor, The Bank of New York, as property trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), and Robert D. Woltil, Robert F. Murphy and William C. Warrick, as administrative trustees (the "Administrative Trustees"), dated as of May 4, 1998 (the "Declaration"), pursuant to the Purchase Agreement (the "Purchase Agreement") dated April 28, 1998, among the Company and the initial purchasers named therein, will issue and sell up to 13,800,000 of its 7% Convertible Trust Issued Preferred Securities (the "Convertible Preferred Securities") with a liquidation amount of $25 per Preferred Security, having an aggregate liquidation amount with respect to the assets of the Trust of 345,000,000;

          WHEREAS, the trustees of the Trust, on behalf of the Trust, will execute and deliver to the Company 7% Convertible Common Securities (the "Common Securities") of the Trust, registered in the name of the Company, in an aggregate amount equal to three percent of the capitalization of the Trust, equivalent to 426,805.25 Common Securities, with a liquidation amount of $25 per Common Security, having an aggregate liquidation amount with respect to the assets of the Trust of $10,670,131.25) (the "Common Securities");

          WHEREAS, the Trust will use the proceeds from the sale of the Convertible Preferred Securities and the Common Securities to purchase from the Company 7% Convertible Junior Subordinated Debentures Due 2028 (the "Convertible Debentures") of the Company in an aggregate principal amount of $355,670,131.25;

          WHEREAS, the Company is guaranteeing the payment of distributions on the Convertible Preferred Securities, and payment of the Redemption Price and payments on liquidation with respect to the Convertible Preferred Securities, to the extent provided in the Preferred Securities Guarantee Agreement (the "Guarantee") dated May 4, 1998 between the Company and The Bank of New York, as guarantee trustee, for the benefit of the holders of the Convertible Preferred Securities from time to time;

          WHEREAS, the Company has duly authorized the creation of the Convertible Debentures of the tenor and amount herein set forth and to provide therefor the Company has duly authorized the execution and delivery of this Indenture;

          WHEREAS, so long as the Trust is a Holder of Convertible Debentures, and any Convertible Preferred Securities are outstanding, the Trust Agreement provides that the holders of Convertible Preferred Securities may cause the Conversion Agent to (a) exchange such Convertible Preferred Securities for Convertible Debentures held by the Trust and (b) immediately convert such Convertible Debentures into Common Stock of the Company; and

          WHEREAS, all things necessary to make the Convertible Debentures, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Convertible Debentures by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Convertible Debentures, as follows:

                                      ARTICLE II

                           Definitions and Other Provisions
                                of General Application

SECTION 201.   DEFINITIONS.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

               (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

               (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

               (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

               (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "ACT", when used with respect to any Holder, has the meaning specified in Section 104.

          "ADDITIONAL INTEREST" has the meaning specified in Section 301.

          "ADDITIONAL PAYMENTS" means Compounded Interest, Liquidated Damages, if any, and Additional Interest, if any.

          "ADMINISTRATIVE TRUSTEES" has the meaning specified in the Recitals of this instrument.

          "AFFILIATE" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

          "AGENT" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

          "APPLICABLE PRICE" means (i) in the case of a Non-Stock Fundamental Change in which the holders of Sun Common Stock receive only cash, the amount of cash received by the holder of one share of Sun Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices for the Sun Common Stock during the ten trading days prior to the record date for the determination of the holders of Sun Common Stock entitled to receive such securities, cash, or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, the date upon which the holders of the Sun Common Stock shall have the right to receive such securities, cash, or other property (such record date or distribution date being hereinafter referred to as the "Entitlement Date"), in each case as adjusted in good faith by the Company to appropriately reflect any of the events referred to in Section 1303.

          "BOARD OF DIRECTORS" means either the board of directors of the Company or any duly authorized committee of that board.

          "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "BUSINESS DAY" means any day other than a day on which banking institutions in The City of New York or in Wilmington, Delaware are authorized or required by law to close.

          "CLOSING PRICE" has the meaning specified in Section 1307.

          "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "COMMON SECURITIES" has the meaning specified in the recitals to this Instrument.

          "COMMON SECURITIES GUARANTEE" means any guarantee that the Company may enter into that operate directly or indirectly for the benefit of holders of Common Securities of the Trust.

          "COMMON STOCK FUNDAMENTAL CHANGE" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Sun Common Stock consists of common stock that for each of the ten consecutive trading days prior to the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Convertible Preferred Securities continue to exist as outstanding Convertible Preferred Securities or (ii) not later than the occurrence of such Fundamental Change, the outstanding Convertible Preferred Securities are converted into or exchanged for shares of convertible preferred stock or debentures of an entity succeeding to the business of the Company or a subsidiary thereof, which convertible preferred stock (or debentures, as the case may be) has powers, preferences, and relative, participating, optional, or other rights, and qualifications, limitations, and restrictions, substantially similar to those of the Convertible Preferred Securities.

          "COMPANY" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President, its Chief Financial Officer, or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "COMPOUNDED INTEREST" has the meaning specified in Section 312.

          "CONVERSION AGENT" means the Person appointed to act on behalf of the holders of Convertible Preferred Securities in effecting the conversion of Convertible Preferred Securities as and in the manner set forth in the Trust Agreement and Section 1302 hereof.

          "CONVERSION DATE" has the meaning specified in Section 1302.

          "CONVERSION PRICE" has the meaning specified in Section 1301.

          "CONVERTIBLE DEBENTURES" has the meaning specified in the Recitals to this instrument.

          "CONVERTIBLE PREFERRED SECURITIES" has the meaning specified in the Recitals to this instrument.

          "CORPORATE TRUST OFFICE" means the principal office of the Trustee in New York, New York, at which at any particular time its corporate trust business shall be administered and which at the date of this Indenture is 101 Barclay Street, 21 West, New York, New York 10286, Attention: Corporate Trust Trustee Administration.

          "DECLARATION" has the meaning specified in the Recitals of this instrument.

          "DEFEASANCE TRUST" means a trust related to defeasance of indebtedness.

          "DEFAULTED INTEREST" has the meaning specified in Section 307.

          "DELAWARE TRUSTEE" has the meaning given it in the Recitals of this instrument.

          "DEPOSITARY" means, with respect to any Convertible Debentures issued in the form of one or more Global Security, a clearing agency registered under the Exchange Act that is dedicated to act as Depositary for the Convertible Debentures, and will initially be the Depository Trust Company.

          "DESIGNATED SENIOR INDEBTEDNESS" has the meaning specified in Section 1202.

          "DIRECT ACTION" means a proceeding directly instituted by a holder of Convertible Preferred Securities for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures, if an Event of Default under the Trust Agreement has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date.)

          "DISSOLUTION EVENT" means that, as a result of the occurrence and continuation of a Special Event, the Trust is to be dissolved in accordance with the Declaration and the Convertible Debentures held by the Property Trustee are to be distributed to the holders of Trust Securities issued by the Trust PRO RATA in accordance with the Declaration.

          "DISSOLUTION TAX OPINION" has the meaning specified in the Declaration.

          "EVENT OF DEFAULT" has the meaning specified in Section 501.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder, or any successor legislation.

          "EXTENSION PERIOD" has the meaning specified in Section 312.

          "FUNDAMENTAL CHANGE" means the occurrence of any Transaction or event in connection with a plan pursuant to which all or substantially all of the Sun Common Stock shall be exchanged for, converted into, acquired for, or constitute solely the right to receive securities, cash, or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, or otherwise), provided, that, in the case of a plan involving more than one such Transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Sun Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon the consideration that a holder of the Sun Common Stock received in such Transaction or event as a result of which more than 50% of the Sun Common Stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property. The term "Non-Stock

Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

          "GLOBAL SECURITY" has the meaning specified in Section 314.

          "GUARANTEE" has the meaning specified in the Recitals to this instrument.

          "HOLDER" means a Person in whose name a Convertible Debenture is registered in the Security Register.

          "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

          "INITIAL PURCHASERS" means Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation, J.P. Morgan Securities Inc., NationsBank Montgomery Securities LLC and Schroder & Co. Inc., as initial purchasers under the Purchase Agreement.

          "INTEREST PAYMENT DATE" has the meaning specified in Section 301.

          "INVESTMENT COMPANY EVENT" has the meaning specified in Annex I to the Declaration.

          "LIQUIDATED DAMAGES" has the meaning specified on the reverse side of the form of debenture set forth in Exhibit A to this agreement

          "MATURITY", when used with respect to any Convertible Debenture, means the date on which the principal of such Convertible Debenture becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "MINISTERIAL ACTION" has the meaning specified in Section 1102.

          "90-DAY PERIOD" has the meaning specified in Section 1102.

          "NO RECOGNITION OPINION" has the meaning specified in Annex I to the Declaration.

          "NON BOOK-ENTRY PREFERRED SECURITIES" has the meaning specified in section 314.

          "NON-STOCK FUNDAMENTAL CHANGE" means any Fundamental Change other than a Common Stock Fundamental Change.

          "NOTICE OF CONVERSION" means the notice to be given by a holder of Convertible Preferred Securities to the Conversion Agent directing the Conversion Agent to exchange such Convertible Preferred Securities for Convertible Debentures and to convert such Convertible Debentures into Sun Common Stock on behalf of such holder.

          "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, Chief Financial Officer or a Vice President, and by the Treasurer, the Controller, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company.

          "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Company.

          "OUTSTANDING", when used with respect to Convertible Debentures, means, as of the date of determination, all Convertible Debentures theretofore authenticated and delivered under this Indenture, EXCEPT: (i) Convertible Debentures theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Convertible Debentures for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Convertible Debentures; PROVIDED, that if such Convertible Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and (iii) Convertible Debentures that have been paid pursuant to
Section 307, converted into Sun Common Stock pursuant to Section 1301, or in exchange for or in lieu of which other Convertible Debentures have been authenticated and delivered pursuant to this Indenture, other than any such Convertible Debentures in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Convertible Debentures are held by a bona fide purchaser in whose hands such Convertible Debentures are valid obligations of the Company, PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the Outstanding Convertible Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Convertible Debentures owned by the Company or any other obligor upon the Convertible Debentures or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Convertible Debentures which the Trustee knows to be so owned shall be so disregarded. Convertible Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Convertible Debentures and that the pledgee is not the Company or any other obligor upon the Convertible Debentures or any Affiliate of the Company or of such other obligor.

          "PAYING AGENT" means any Person authorized by the Company to pay the principal of or interest on any Convertible Debentures on behalf of the Company.

          "PERSON" means any legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "PREDECESSOR SECURITY" of any particular Convertible Debenture means every previous Convertible Debenture evidencing all or a portion of the same debt as that evidenced by such particular Convertible Debenture; and, for the purposes of this definition, any Convertible Debenture authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Convertible Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Convertible Debenture.

          "PROPERTY TRUSTEE" has the meaning specified in the Recitals of this instrument.

          "PURCHASE AGREEMENT" has the meaning specified in the Recitals to this instrument.

          "PURCHASED SHARES" has the meaning specified in Section 1303(e).

          "PURCHASER STOCK PRICE" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for the common stock received in such Common Stock Fundamental Change for the ten consecutive trading days prior to and including the Entitlement Date, as adjusted in good faith by the Company to appropriately reflect any of the events referred to in Section 1303.

          "REDEMPTION DATE", when used with respect to any Convertible Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "REDEMPTION PRICE", when used with respect to any Convertible Debenture to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "REDEMPTION TAX OPINION" has the meaning set forth in Annex I to the Declaration.

          "REFERENCE DATE" has the meaning specified in Section 1303(c).

          "REFERENCE MARKET PRICE" shall initially mean $11.00 (which is an amount equal to 66 2/3% of the reported last sales price for Sun Common Stock on the New York Stock Exchange Consolidated Transactions Tape on April 28,
1998) and in the event of any adjustment of the conversion price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial conversion price of the Convertible Preferred Securities.

          "REGULAR RECORD DATE" has the meaning specified in Section 301.

          "RESPONSIBLE OFFICER", when used with respect to the Trustee, means any vice-president, any assistant vice-president, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer in the Corporate Trust Department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

          "RESTRICTED CONVERTIBLE PREFERRED SECURITIES" means all Convertible Preferred Securities required to bear any restricted securities legend pursuant to the Declaration.

          "RESTRICTED SECURITIES" means all the Convertible Debentures required pursuant to Section 202 to bear the Restricted Securities Legend.

          "RESTRICTED SECURITIES LEGEND" has the meaning specified in Section
202.

          "SECURITY REGISTER" and "SECURITY REGISTRAR" have the respective meanings specified in Section 305.

          "SENIOR CREDIT FACILITY" means that certain Credit Agreement, dated as of October 8, 1997 as amended by the First Amendment thereto dated November 12, 1997 and the Second Amendment thereto dated March 27, 1998, by and among the Company and NationsBank of Texas, N.A. and the other banks that are parties thereto, providing for availability of up to $1.2 billion of loans to the Company in the following components: (a) a revolving credit facility of up to $500.0 million and (b) three term loans in the amounts of $200.0 million, $250.0 million and $250.0 million, respectively, including any related notes, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, increased, modified, extended, renewed, refunded, replaced or refinanced, in whole or in part, from time to time.

          "SENIOR INDEBTEDNESS" means in respect of the Company: (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, including, without limitation, in the case of Sun, all indebtedness, and all obligations of Sun to pay fees and other amounts, under the Senior Credit Facility or under the indentures with respect to the Company's outstanding 91/2% Senior Subordinated Notes due 2007 (the "2007 Notes") and the Company's 93/8% Senior Subordinated Notes due 2008, and any refinancing of the Senior Credit Facility in the bank credit market (including institutional participants therein), including interest accruing on or after a bankruptcy or other similar event, whether or not an allowed claim therein, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise, and
(vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or PARI PASSU with the Convertible Debentures and (2) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities issued to any other trust, or a trustee of such trust, partnership, or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company (a "Financing Entity") in connection with the issuance by such Financing Entity of Convertible Preferred Securities or other securities which rank PARI PASSU with, or junior to, the Convertible Preferred Securities, unless otherwise provided in the terms of such debt securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness, except as otherwise provided in the exception clauses above.

          "SPECIAL EVENT" has the meaning specified in Annex I to the Declaration.

          "SPECIAL RECORD DATE" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

          "STATED MATURITY", when used with respect to any Convertible Debenture or any installment of interest thereon, means the date specified in such Convertible Debenture as the fixed date on which the principal, together with any accrued and unpaid interest (including Compounded Interest), of such Convertible Debenture or such installment of interest is due and payable.

          "SUBSIDIARY" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

          "SUN COMMON STOCK" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Article Thirteen, shares issuable on conversion of Convertible Debentures shall include only shares of the class designated as Sun Common Stock of the Company at the date of this instrument or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; PROVIDED, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          "TAX EVENT" has the meaning specified in Annex I to the Declaration.

          "TRADING DAY" has the meaning specified in Section 1307.

          "TRANSACTION" has the meaning specified in Section 1304.

          "TRUST" has the meaning specified in the Recitals to this instrument.

          "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended from time to time, and the rules and regulations promulgated thereunder, or any successor legislation.

          "TRUST SECURITIES" means Common Securities and Convertible Preferred Securities.

          "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "VICE PRESIDENT," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

          "VOTING STOCK" of any Person means capital stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of Convertible Debentures has such voting power by reason of any contingency.

SECTION 202.   COMPLIANCE CERTIFICATES AND OPINIONS.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or reasonably requested by the Trustee in connection with such application or request. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the applicable requirements of the Trust Indenture Act and any other applicable requirement set forth in this Indenture.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 203.   FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 204.   ACTS OF HOLDERS; RECORD DATES.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an Agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such Agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee or the Company, as the case may be, deems sufficient.

          (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders of Outstanding Convertible Debentures entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

          (d) The ownership of Convertible Debentures shall be proved by the Security Register.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Convertible Debenture shall bind every future Holder of the same Convertible Debenture and the Holder of every Convertible Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Convertible Debenture.

Without limiting the foregoing, a Holder entitled hereunder to give or take any such action with regard to any particular Convertible Debenture may do so with regard to all or any part of the principal amount of such Convertible Debenture or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

SECTION 205.   NOTICES, ETC., TO TRUSTEE AND THE COMPANY.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust & Agency Department, or

          (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument (Attention: Chief Financial Officer) or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 206.   NOTICE TO HOLDERS; WAIVER.

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 207.   CONFLICT WITH TRUST INDENTURE ACT.

          If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 208.   EFFECT OF HEADINGS AND TABLE OF CONTENTS.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 209.   SUCCESSORS AND ASSIGNS.

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 210.   SEPARABILITY CLAUSE.

          In case any provision in this Indenture or in the Convertible Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 211.   BENEFITS OF INDENTURE.

          Nothing in this Indenture or in the Convertible Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness, the holders of Convertible Preferred Securities (to the extent provided herein) and the Holders of Convertible Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 212.   GOVERNING LAW.

          THIS INDENTURE AND THE CONVERTIBLE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

SECTION 213.   LEGAL HOLIDAYS.

          In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Convertible Debenture or the last date on which a Holder has the right to convert his Convertible Debentures shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Convertible Debentures) payment of interest or principal or conversion of the Convertible Debentures need not be made on such date, but may be made on the next succeeding Business Day (except that, if such Business Day is in the next succeeding calendar year, such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, shall be the immediately preceding Business Day) with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or on such last day for conversion, PROVIDED, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

                                     ARTICLE IV

                             Convertible Debenture Forms

SECTION 401.   FORMS GENERALLY.

          The Convertible Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Convertible Debentures may have letters, numbers, notations or other marks of identification or designation and such legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A to the Trustee in writing. Each Convertible Debenture shall be dated the date of its authentication. The terms and provisions of the Convertible Debentures set forth in Exhibit A are part of the terms of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          The definitive Convertible Debentures shall be typewritten or printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Convertible Debentures may be listed, all as determined by the officers executing such Convertible Debentures, as evidenced by their execution thereof.

SECTION 402.   INITIAL ISSUANCE TO PROPERTY TRUSTEE.

          The Convertible Debentures initially issued to the Property Trustee of the Trust shall be in the form of one or more individual certificates in definitive, fully registered form without coupons and shall bear the following legend (the "Restricted Securities Legend") unless the Company determines otherwise in accordance with applicable law.

     THIS SECURITY AND ANY COMMON STOCK ISSUED ON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES THEREOF UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR
RULE) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO SUN HEALTHCARE GROUP, INC., (THE "COMPANY") (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES

ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES
(D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT, THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                      ARTICLE V

                              The Convertible Debentures

SECTION 601.   TITLE AND TERMS.

          The aggregate principal amount of Convertible Debentures that may be authenticated and delivered under this Indenture is limited to $355,670,131.25, except for Convertible Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Convertible Debentures pursuant to Section 304, 305, 306, 906, 1109 or 1301.

          The Convertible Debentures shall be known and designated as the "7% Convertible Junior Subordinated Debentures Due 2028" of the Company. Their Stated Maturity shall be May 1, 2028, and they shall bear interest at the rate of 7% per annum, from May 4, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable quarterly (subject to deferral as set forth herein), in arrears, on February 1, May 1, August 1 and November 1 (each an "Interest Payment Date") of each year, commencing August 1, 1998, until the principal thereof is paid or made available for payment, and they shall be paid to the Person in whose name the Convertible Debenture is registered at 5:00 p.m. (New York City time) on the regular record date for such interest installment, which shall be the close of business on the Business Day next preceding such interest payment date (the "Regular Record Date"); provided, however, in the event the Convertible Debentures are held by any entity other than the Trust, the Company may set other record dates. Interest will compound quarterly and will accrue at the rate of 7% per annum on any interest installment in arrears for more than one quarter or during an extension of an interest payment period as set forth in
Section 312 hereof.

          The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 90-day quarter. In the event that any date on which interest is payable on the Convertible Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

          If at any time while the Property Trustee is the Holder of any Convertible Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Convertible Debentures held by the Property Trustee, such amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

          The principal of and interest on the Convertible Debentures shall be payable at the office or agency of the Company in the United States maintained for such purpose and at any other office or agency maintained by the Company for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that unless the Convertible Debentures are held by the Trust or any successor permissible under Section 612 of this Indenture, at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          The Convertible Debentures shall be redeemable as provided in Article Eleven hereof.

          The Convertible Debentures shall be subordinated in right of payment to Senior Indebtedness as provided in Article Twelve hereof.

          The Convertible Debentures shall be convertible as provided in Article Thirteen hereof.

SECTION 602.   DENOMINATIONS.

          The Convertible Debentures shall be issuable only in registered form without coupons.

SECTION 603.   EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

          The Convertible Debentures shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President, its Chief Financial Officer, or one of its Vice Presidents, and if the Company so chooses, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Convertible Debentures may be manual or facsimile.

          Convertible Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Convertible Debentures or did not hold such offices at the date of such Convertible Debentures.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Convertible Debentures executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Convertible Debentures; and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Convertible Debentures as in this Indenture provided and not otherwise.

          The Convertible Debentures shall be dated the date of authentication.

          No Convertible Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Convertible Debenture a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Convertible Debenture shall be conclusive evidence, and the only evidence, that such Convertible Debenture has been duly authenticated and delivered hereunder.

SECTION 604.   TEMPORARY CONVERTIBLE DEBENTURES.

          Pending the preparation of definitive Convertible Debentures, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary

Convertible Debentures which are typewritten, printed, lithographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Convertible Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Convertible Debentures may determine, as evidenced by their execution of such Convertible Debentures.

          If temporary Convertible Debentures are issued, the Company will cause definitive Convertible Debentures to be prepared without unreasonable delay. After the preparation of definitive Convertible Debentures, the temporary Convertible Debentures shall be exchangeable for definitive Convertible Debentures upon surrender of the temporary Convertible Debentures at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Convertible Debentures the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Convertible Debentures of authorized denominations. Until so exchanged the temporary Convertible Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Convertible Debentures.

SECTION 605.   REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Convertible Debentures and of transfers of Convertible Debentures. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Convertible Debentures and transfers of Convertible Debentures as herein provided.

          Upon surrender for registration of transfer of any Convertible Debenture at an office or agency of the Company designated pursuant to
Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Convertible Debentures of any authorized denominations and of a like aggregate principal amount.

          At the option of the Holder, Convertible Debentures may be exchanged for other Convertible Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Convertible Debentures to be exchanged at such office or agency. Whenever any Convertible Debentures are so surrendered for exchange, the

Company shall execute, and the Trustee shall authenticate and make available for delivery, the Convertible Debentures which the Holder making the exchange is entitled to receive.

          All Convertible Debentures issued upon any registration of transfer or exchange of Convertible Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Convertible Debentures surrendered upon such registration of transfer or exchange.

          Every Convertible Debenture presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Convertible Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Convertible Debentures, other than exchanges pursuant to Section 304, 906, 1109 or 1301 not involving any transfer.

          The Company shall not be required (i) in the case of a partial redemption of the Securities, to issue, register the transfer of or exchange any Convertible Debenture during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Convertible Debenture selected for redemption under the Section 1105 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Convertible Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Convertible Debenture being redeemed in part.

SECTION 606.   MUTILATED, DESTROYED, LOST AND STOLEN CONVERTIBLE DEBENTURES.

          If any mutilated Convertible Debenture is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Convertible Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee
(i) evidence to their satisfaction of the destruction, loss or theft of any Convertible Debenture and (ii) such Convertible Debenture or indemnity as may be required by them to save each of them and any Agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Convertible Debenture has been acquired by a bona fide purchaser, the

Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Convertible Debenture, a new Convertible Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Convertible Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Convertible Debenture, pay such Convertible Debenture.

          Upon the issuance of any new Convertible Debenture under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Convertible Debenture issued pursuant to this Section in lieu of any destroyed, lost or stolen Convertible Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Convertible Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Convertible Debentures duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Convertible Debentures.

SECTION 607.   PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

          Interest on any Convertible Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Convertible Debenture (or one or more Predecessor Securities) is registered at 5:00 p.m. (New York City time) on the Regular Record Date.

          Any interest on any Convertible Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (a) or (b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Convertible Debentures (or their respective Predecessor Securities) are registered at 5:00 p.m. (New York City time) on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Convertible Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause
(a) provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record
Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Convertible Debentures (or their respective Predecessor Securities) are registered at 5:00 p.m. (New York City time) on such Special Record Date and shall no longer be payable pursuant to the following Clause (b).

          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Convertible Debentures may be listed, and, if so listed, upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause (B), such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section 307, each Convertible Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Convertible Debenture shall carry the rights to interest accrued and unpaid, and to accrue (including in each such case Additional Payments, if any), which were carried by such other Convertible Debenture.

          In the case of any Convertible Debenture which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Convertible Debenture whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Convertible Debenture (or one or more Predecessor Securities) is registered at 5:00 p.m. (New York City time) on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Convertible Debenture that is converted prior to any Regular Record Date, interest whose Stated Maturity is after the date of conversion of such Convertible Debenture shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest (including Additional Payments, if any) on the Convertible Debentures being converted, which shall be deemed to be paid in full. Subject to any right of the Holder of such Convertible Debenture or any Predecessor Security to receive interest as provided in this paragraph and the second paragraph of Clause (a) of
Section 1302, the Company's delivery upon conversion of the fixed number of shares of Sun Common Stock into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount at Maturity of the portion of Convertible Debentures so converted and any unpaid interest (including Additional Payments, if any) accrued on such Convertible Debentures at the time of such conversion. If any Convertible Debenture called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Convertible Debenture shall (subject to any right of the Holder of such Convertible Debenture or any Predecessor Security to receive interest as provided in this paragraph) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

SECTION 608.   PERSONS DEEMED OWNERS.

          Prior to due presentment of a Convertible Debenture for registration of transfer, the Company, the Trustee and any Agent of the Company or the Trustee may treat the Person in whose name such Convertible Debenture is registered as the owner of such Convertible Debenture for the purpose of receiving payment of principal of and (subject to Section 307) interest (including Additional Payments, if any) on such Convertible Debenture and for all other purposes whatsoever, whether or not such Convertible Debenture be overdue, and neither the Company, the Trustee nor any Agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 609.   CANCELLATION.

          All Convertible Debentures surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Convertible Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Convertible Debentures so delivered shall be promptly cancelled by the Trustee. No Convertible Debentures shall be authenticated in lieu of or in exchange for any Convertible Debentures cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Convertible Debentures held by the Trustee shall be disposed of as directed by a Company Order; PROVIDED, HOWEVER, that the Trustee shall not be required to destroy the certificates representing such cancelled Convertible Debentures.

SECTION 610.   RIGHT OF SET OFF.

          Notwithstanding anything to the contrary in this Indenture, the Company shall have the right to set off any payment it is otherwise required to make hereunder to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

SECTION 611.   CUSIP NUMBERS.

          The Company in issuing the Convertible Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Convertible Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Convertible Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers.

SECTION 612.   OPTION TO EXTEND INTEREST PAYMENT PERIOD.

          (a) So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of the Convertible Debentures to defer interest payments (including Additional Payments) from time to time by extending the interest payment period for successive periods (each, an "Extension Period") not exceeding 20 consecutive quarters for each such period; PROVIDED that no Extension Period may extend beyond the maturity date of the Convertible Debentures. At the end of each Extension Period, the Company shall pay all interest then accrued and unpaid (including Additional Interest and Liquidated Damages) together with interest thereon compounded quarterly at the rate specified for the Convertible Debentures to the extent permitted by applicable law ("Compounded Interest"); PROVIDED that during any Extension Period, the Company shall (i) not declare or pay dividends on, or make a distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (A) purchases or acquisitions of shares of Sun Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Sun Common Stock, (B) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (C) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (or make any guarantee payments with respect to the foregoing), (ii) not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank PARI PASSU with or junior to the Convertible Debentures (except by conversion into or exchange for shares of its capital stock) and
(iii) not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; PROVIDED that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity date of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable.

          (b) If the Property Trustee is the sole Holder of the Convertible Debentures at the time the Company selects an Extension Period, the Company shall give written notice to the Administrative Trustees and the Property Trustee of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the date the distributions on the Convertible Preferred Securities are payable or (ii) if the Convertible Preferred Securities are listed on the New York Stock Exchange or other stock exchange or quotation system, the date the Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Convertible Preferred Securities of the record date or the date such distributions are payable, but in any event not less than 10 Business Days prior to such record date. The Company shall cause the Trust to give notice of the Company's selection of such Extension Period to the holders of the Convertible Preferred Securities.

          (c) If the Property Trustee is not the sole holder of the Convertible Debentures at the time the Company selects an Extension Period, the Company shall give the Holders of the Convertible Debentures and the Trustee written notice of its selection of such Extension Period at least 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) if the Convertible Preferred Securities are listed on the New York Stock Exchange or other stock exchange or quotation system, the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Convertible Debentures on the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

          (d)  The quarter in which any notice is given pursuant to paragraphs
(b) and (c) hereof shall be counted as one of the 20 quarters permitted in the maximum Extension Period permitted under paragraph (a) hereof.

SECTION 613.   PAYING AGENT, SECURITY REGISTRAR AND CONVERSION AGENT.

          The Trustee will initially act as Paying Agent, Security Registrar and Conversion Agent. The Company may change any Paying Agent, Security Registrar, co-registrar or Conversion Agent without prior notice. The Company or any of its Affiliates may act in any such capacity. The Trustee is entitled to the protections of Article VI in its capacity as Paying Agent, Registrar and Conversion Agent.

SECTION 614.   GLOBAL SECURITY.

          (a)  In connection with a Dissolution Event,

               (1) the Convertible Debentures in book-entry certificated form may be presented to the Trustee by the Property Trustee in exchange for a global Convertible Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Convertible Debentures (a "Global Security"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees. The Company upon any such presentation shall execute a Global Security in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with this Indenture. Payments on the Convertible Debentures issued as a Global Security will be made to the Depositary; and

               (2) if any Convertible Preferred Securities are held in non book-entry certificated form, the Convertible Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate which represents Convertible Preferred Securities other than Convertible Preferred Securities held by the Depositary or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Convertible Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Convertible Preferred Security Certificates will be cancelled and a Convertible Debenture, registered in the name of the holder of the Convertible Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Convertible Preferred Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with this Indenture. On issue of such Convertible Debentures, Convertible Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been cancelled.

          (b) A Global Security may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a nominee of such successor Depositary.

          (c) If (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or
(iv) there shall have occurred an Event of Default with respect to such Convertible Debentures, as the case may be, the Company will execute, and, subject to Article Three of this Indenture, the Trustee, upon written notice from the Company and receipt of a Company Order, will authenticate and deliver the Convertible Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.
In addition, upon an Event of Default or if the Company may at any time determine that the Convertible Debentures shall no longer be represented by a Global Security, in such event the Company will execute, and subject to Section 305 of this Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and make available for delivery the Convertible Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security. Upon the exchange of the Global Security for such Convertible Debentures in definitive registered form without coupons, in authorized denominations, the Global Security shall be cancelled by the Trustee. Such Convertible Debentures in definitive registered form issued in exchange for the Global Security shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Convertible Debentures to the Depositary for delivery to the Persons in whose names such Convertible Debentures are so registered.

          (d) Every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form, in capital letters and bold-face type:

     THIS CONVERTIBLE DEBENTURE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS CONVERTIBLE DEBENTURE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CONVERTIBLE DEBENTURE REGISTERED, AND NO TRANSFER OF THIS CONVERTIBLE DEBENTURE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          (e) If the Depositary is The Depository Trust Company, the Global Security authenticated and delivered hereunder shall also bear a legend in substantially the following form, in capital letters and bold-face type:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED SIGNATORY OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          (f) The Convertible Debentures may not be transferred except in compliance with the Restricted Securities Legend unless otherwise determined by the Company in accordance with applicable law. Upon any distribution of the Convertible Debentures to the holders of the Convertible Preferred Securities in accordance with the Declaration, the Company and the Trustee shall enter into a supplemental indenture pursuant to Section 901(f) to provide for transfer procedures and restrictions with respect to the Convertible Debentures substantially similar to those contained in the Declaration to the extent applicable in the circumstances existing at the time of such distribution.

                                     ARTICLE VIII

                              Satisfaction and Discharge

SECTION 801.   SATISFACTION AND DISCHARGE OF INDENTURE.

          This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Convertible Debentures herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (a)  either

               (i) all Convertible Debentures theretofore authenticated and delivered (other than (A) Convertible Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (B) Convertible Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

               (ii) all such Convertible Debentures not theretofore delivered to the Trustee for cancellation have become due and payable, and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Convertible Debentures not theretofore delivered to the Trustee for cancellation, for principal and interest (including Additional Payments, if any) to the date of such deposit (in the case of Convertible Debentures which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, along with, if requested by the Trustee, an accountant's (or investment or commercial bank's) certificate stating such funds are sufficient to pay principal and interest on the Convertible Debentures when and as due;

          (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of Clause (a) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 802.   APPLICATION OF TRUST MONEY.

          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Convertible Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee. All moneys deposited with the Trustee pursuant to Section 401 (and held by it or any Paying Agent) for the payment of Convertible Debentures subsequently converted shall be returned to the Company upon Company Request.


                                      ARTICLE X

                                       Remedies

SECTION 1001.  EVENTS OF DEFAULT.

          "Event of Default," wherever used herein, means any one of the following events that has occurred and is continuing (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Twelve or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) failure for 30 days to pay interest on the Convertible Debentures, including any Additional Interest and Compounded Interest, in respect thereof, when due; PROVIDED that a valid extension of an interest payment period will not constitute a default in the payment of interest (including Additional Interest or Compounded Interest, if any) for this purpose;

          (b) failure to pay principal of or premium, if any, on the Convertible Debentures when due, whether at maturity, upon redemption, by Declaration or otherwise;

          (c) failure by the Company to deliver shares of Sun Common Stock upon an election by a holder of Convertible Preferred Securities to convert such Convertible Preferred Securities;

          (d) failure to observe or perform any other covenant contained in the Indenture for 90 days after notice to the Company by the Trustee or by the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Debentures;

          (e) entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of substantially all of the property of the Company, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

          (f) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or to the entry of a decree or order for relief in respect of itself in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of substantially all of the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

          (g) the voluntary or involuntary dissolution, winding up or termination of the Trust, except in connection with (i) the distribution of Convertible Debentures to holders of Convertible Preferred Securities in liquidation of the Trust upon the redemption of all of the outstanding Convertible Preferred Securities of the Trust or (ii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

SECTION 1002.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

          If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Convertible Debentures may declare the principal of all the Convertible Debentures and any other amounts payable hereunder to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal and all accrued interest shall become immediately due and payable.

          At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Convertible Debentures, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (i) all overdue interest (including Additional Payments, if any) on all Convertible Debentures,

               (ii) the principal of any Convertible Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Convertible Debentures, and

               (iii) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

     and

          (b) all Events of Default, other than the non-payment of the principal of Convertible Debentures which have become due solely by such declaration of acceleration, have been cured or waived as provided in
Section 513.

          No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 1003.  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

          The Company covenants that if:

          (a) default is made in the payment of any interest (including Additional Interest and Compounded Interest, if any) on any Convertible Debenture when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b) default is made in the payment of the principal of any Convertible Debenture at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Convertible Debentures, the whole amount then due and payable on such Convertible Debentures for principal and interest (including Additional Interest and Compounded Interest, if any) and, to the extent that payment thereof shall be legally enforceable, interest on any overdue principal and on any overdue interest (including Additional Interest and Compounded Interest, if any), at the rate borne by the Convertible Debentures, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 1004.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          In case of any judicial proceeding relative to the Company (or any other obligor upon the Convertible Debentures), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Convertible Debentures or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 1005. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF CONVERTIBLE DEBENTURES.

          All rights of action and claims under this Indenture or the Convertible Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Convertible Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Convertible Debentures in respect of which such judgment has been recovered.

SECTION 1006.  APPLICATION OF MONEY COLLECTED.

          Subject to Article Twelve, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest (including Additional Payments, if any), upon presentation of the Convertible Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:    To the payment of all amounts due the Trustee under
     Section 607;

          SECOND:   To the payment of all Senior Indebtedness of the
     Company to the extent required by Article Twelve;

          THIRD:    To the payment of the amounts then due and unpaid for
     principal of and interest (including Additional Payments, if any) on the Convertible Debentures in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Convertible Debentures for principal and interest (including Additional Payments, if any), respectively; and

          FOURTH:   To the payment of the remainder, if any, to the
     Company.

SECTION 1007.  LIMITATION ON SUITS.

          Subject to Section 516, no Holder of any Convertible Debenture shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (b) if the Trust is not the sole holder of Convertible Debentures, the Holders of not less than 25% in aggregate principal amount of the Outstanding Convertible Debentures shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Convertible Debentures;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 1008. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND INTEREST AND CONVERT.

          Notwithstanding any other provision in this Indenture, the Holder of any Convertible Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 307) interest (including Additional Payments, if any) on such Convertible Debenture on the respective Stated Maturities expressed in such Convertible Debenture (or, in the case of redemption, on the Redemption Date) and to convert such Convertible Debenture in accordance with Article Thirteen and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

SECTION 1009.  RESTORATION OF RIGHTS AND REMEDIES.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 1010.  RIGHTS AND REMEDIES CUMULATIVE.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Convertible Debentures in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 1011.  DELAY OR OMISSION NOT WAIVER.

          No delay or omission of the Trustee or of any Holder of any Convertible Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 1012.  CONTROL BY HOLDERS.

          The Holders of a majority in principal amount of the Outstanding Convertible Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; PROVIDED, that

          (a) such direction shall not be in conflict with any rule of law or with this Indenture; and

          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 1013.  WAIVER OF PAST DEFAULTS.

          Subject to Sections 502 and 902 hereof, the Holders of not less than a majority in principal amount of the Outstanding Convertible Debentures may on behalf of the Holders of all the Convertible Debentures waive any past default hereunder and its consequences, except a default

          (a) in the payment of the principal of, premium, if any, or interest (including Additional Payments, if any) on any Convertible Debenture (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Trustee); or

          (b) in respect of a covenant or provision hereof that under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected; PROVIDED, HOWEVER, that if the Convertible Debentures are held by the Trust or a trustee of the Trust, such waiver shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such waiver; PROVIDED, FURTHER, that if the consent of the Holder of each outstanding Convertible Debenture is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 1014.  UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; PROVIDED, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee or in any suit for the enforcement of the right to receive the principal of and interest (including Additional Payments, if any) on any Convertible Debenture or to convert any Convertible Debenture in accordance with Article Thirteen.

SECTION 1015.  WAIVER OF STAY OR EXTENSION LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 1016.  ENFORCEMENT BY HOLDERS OF CONVERTIBLE PREFERRED SECURITIES.

          Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable, the Company acknowledges that, in such event, a holder of Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. The Company may not amend this Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of all the holders of Convertible Preferred Securities. Notwithstanding any payment made to such holder of Convertible Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of and interest on the Convertible Debentures (including Additional Payments, if any) held by the Trust or the Property Trustee and the Company shall be subrogated to the rights of the holder of such Convertible Preferred Securities with respect to payments on the Convertible Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the Holders of the Convertible Debentures.

                                      ARTICLE XII

                                     The Trustee

SECTION 1201.  CERTAIN DUTIES AND RESPONSIBILITIES.

          The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or indemnity reasonably satisfactory to the Trustee against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 601.

SECTION 1202.  NOTICE OF DEFAULTS.

          The Trustee shall give the Holders notice of any Event of Default hereunder as and to the extent provided by the Trust Indenture Act; PROVIDED, HOWEVER, that in the case of any default of the character specified in
Section 501(d), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For all purposes hereof, the Trustee shall not be deemed to have notice or knowledge of any default described in Section 501(e),
(f) or (g) unless a Responsible Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice thereof is received at the Corporate Trust Office.

SECTION 1203.  CERTAIN RIGHTS OF TRUSTEE.

          Subject to the provisions of Section 601:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel of its choice and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to reasonable examination of the books, records and premises of the Company, personally or by Agent or attorney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any Agent or attorney appointed with due care by it hereunder; and

          (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without gross negligence or wilful misconduct, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

SECTION 1204.  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF CONVERTIBLE
               DEBENTURES.

          The recitals contained herein and in the Convertible Debentures, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Convertible Debentures. The Trustee shall not be accountable for the use or application by the Company of the Convertible Debentures or the proceeds thereof.

SECTION 1205.  MAY HOLD CONVERTIBLE DEBENTURES.

          The Trustee, any Paying Agent, any Security Registrar or any other Agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Convertible Debentures and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, or such other Agent.


SECTION 1206.  MONEY HELD IN TRUST.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 1207.  COMPENSATION AND REIMBURSEMENT.

          The Company agrees

          (a) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder;

          (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, fees, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(f) or Section 501(g), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

          The provisions of this Section shall survive the termination of this Indenture.

SECTION 1208.  DISQUALIFICATION; CONFLICTING INTERESTS.

          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 1209.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

          There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of conditions and has its Corporate Trust Office in New York, New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 1210.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Convertible Debentures, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (d)  If at any time:

               (i) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Convertible Debenture for at least six months, or

               (ii)  the Trustee shall cease to be eligible under
     Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

               (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by Board Resolution may remove the Trustee, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Convertible Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding

Convertible Debentures delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Convertible Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 1211.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; PROVIDED, that on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments required to more fully and certainly vest in and confirm to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 1212.  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Convertible Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Convertible Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Convertible Debentures.

SECTION 1213.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Convertible Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

                                     ARTICLE XIV

                  Holders' Lists and Reports by Trustee and Company

SECTION 1401.  COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

          The Company will furnish or cause to be furnished to the Trustee

          (a) semiannually, not later than February 15 and August 15 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than 15 days prior to the delivery thereof to the extent such list is not already held by the Trustee, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

EXCLUDING from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 1402.  PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Convertible Debentures, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

          (c) Every Holder of Convertible Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 1403.  REPORTS BY TRUSTEE.

          (a) Within 60 days after May 15 of each year, commencing May 15, 1999 (unless a report is required to be transmitted before such date by the TIA, in which case before such date so as to comply with the TIA), the Trustee shall transmit by mail to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act in the manner provided pursuant thereto.

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Convertible Debentures are listed, with the Commission and with the Company. The Company will notify the Trustee when the Convertible Debentures are listed on any stock exchange.

SECTION 1404.  REPORTS BY COMPANY.

          The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; PROVIDED, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          The Company shall also provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders of the Convertible Debentures relating to original issue discount, if any, including, without limitation, Form 1099-OID or any successor form.

                                      ARTICLE XVI

                 Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 1601.  COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

          The Company shall not consolidate with or merge with or into any other Person or, directly or indirectly, convey, transfer or lease all or substantially all of its properties and assets on a consolidated basis to any Person, unless:

          (a) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease, all or substantially all of the properties and assets of the Company on a consolidated basis shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Payments, if any) on all the Convertible Debentures and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Article Thirteen;

          (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

          This Section shall only apply to a merger or consolidation in which the Company is not the surviving corporation and to conveyances, leases and transfers by the Company as transferor or lessor.

SECTION 1602.  SUCCESSOR SUBSTITUTED.

          Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company on a consolidated basis in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Convertible Debentures.

                                     ARTICLE XVIII

                               Supplemental Indentures

SECTION 1801.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Convertible Debentures; or

          (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

          (c) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Article Thirteen; or

          (d) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; PROVIDED, that such action pursuant to this Clause (d) shall not adversely affect in any material respect the interests of the Holders of the Convertible Debentures or, so long as any of the Convertible Preferred Securities shall remain outstanding, the holders of the Convertible Preferred Securities; or

          (e) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

          (f) to make provision for transfer procedures, certification, book-entry provisions, the form of restricted securities legends, if any, to be placed on Convertible Debentures, and all other matters required pursuant to Sections 305 and 314 or otherwise necessary, desirable or appropriate in connection with the issuance of Convertible Debentures to holders of Convertible Preferred Securities in the event of a distribution of Convertible Debentures by the Trust if a Special Event occurs and is continuing.

SECTION 1802.  SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

          With the consent of the Holders of not less than a majority in principal amount of the Outstanding Convertible Debentures, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (a) extend the Stated Maturity of the principal of, or any installment of interest (including Additional Payments, if any) on, any Convertible Debenture, or reduce the principal amount thereof, or reduce the rate or extend the time for payment of interest thereon (other than pursuant to terms hereof on the date of the first issuance of the Convertible Debentures hereunder), or extend the Extension Period, or reduce any premium payable upon the redemption thereof, or change the place of payment to a location outside the United States where, or the coin or currency in which, any Convertible Debenture or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or adversely affect the right to convert any Convertible Debenture as provided in Article Thirteen (except as permitted by Section 901(c) and (f)), or modify the provisions of this Indenture with respect to the subordination of the Convertible Debentures in a manner adverse to the Holders, or

          (b) reduce the percentage in principal amount of the Outstanding Convertible Debentures, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or modify any of the provisions of this Section or
Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby;

PROVIDED that if the Convertible Debentures are held by the Trust or a trustee of the Trust, such supplemental indenture shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such supplemental indenture; PROVIDED, FURTHER, that if the consent of the Holder of each Outstanding Security is required, such supplemental indenture shall not be effective until each holder of the Trust Securities of the Trust shall have consented to such supplemental indenture.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; PROVIDED that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

SECTION 1803.  EXECUTION OF SUPPLEMENTAL INDENTURES.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 1804.  EFFECT OF SUPPLEMENTAL INDENTURES.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Convertible Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. No such supplemental indenture shall directly or indirectly modify the provisions of Article Twelve in any manner which might terminate or impair the rights of the Senior Indebtedness pursuant to such subordination provisions.

SECTION 1805.  CONFORMITY WITH TRUST INDENTURE ACT.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 1806.  REFERENCE IN CONVERTIBLE DEBENTURES TO SUPPLEMENTAL INDENTURES.

          Convertible Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Convertible Debentures so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Convertible Debentures.

                                     ARTICLE XX

                      Covenants; Representations and Warranties

SECTION 2001.  PAYMENT OF PRINCIPAL AND INTEREST.

          The Company will duly and punctually pay the principal of and interest on the Convertible Debentures and Additional Payments, if any, in accordance with the terms of the Convertible Debentures and this Indenture.

SECTION 2002.  MAINTENANCE OF OFFICE OR AGENCY.

          The Company will maintain in the United States an office or agency where Convertible Debentures may be presented or surrendered for payment, where Convertible Debentures may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Convertible Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its Agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in the United States) where the Convertible Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 2003.  MONEY FOR CONVERTIBLE DEBENTURE PAYMENTS TO BE HELD IN TRUST.

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Convertible Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest on any Convertible Debentures, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Convertible Debentures) in the making of any payment in respect of the Convertible Debentures, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any

Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on (including Additional Payments, if any) any Convertible Debenture and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of any such Convertible Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 2004.  STATEMENT BY OFFICERS AS TO DEFAULT.

          The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the material terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 2005.  LIMITATION ON DIVIDENDS; COVENANTS AS TO THE TRUST.

          (a) The Company covenants that so long as the Convertible Debentures are outstanding, if (i) there shall have occurred and be continuing any event that with the giving of notice or the lapse of time or both, would constitute an Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee, or (iii) the Company has exercised its option to defer interest payments on the Convertible Debentures by extending the interest payment period and such period, or any extension thereof, shall be continuing, then the Company shall (A) not declare or pay dividends on, or make a distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (x) purchases or acquisitions of shares of Sun Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Sun Common Stock, (y) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (z) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (or make any guarantee payments with respect to the foregoing), (B) not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank PARI PASSU with or junior to the Convertible Debentures (except by conversion into or exchange for shares of its capital stock) and (C) not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee).

          (b) The Company also covenants and agrees (i) that it shall directly or indirectly maintain 100% ownership of the Common Securities of the Trust; PROVIDED, HOWEVER, that any permitted successor of the Company hereunder may succeed to the Company's ownership of such Common Securities and (ii) that it shall use its reasonable efforts, consistent with the terms and provisions of the Declaration, to cause the Trust (x) to remain a statutory business trust, except in connection with the distribution of the Convertible Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (y) to otherwise continue to be classified as a grantor trust for United States Federal income tax purposes.

SECTION 2006.  PAYMENT OF EXPENSES OF THE TRUST.

          In connection with the offering, sale and issuance of the Convertible Debentures to the Property Trustee in connection with the sale of the Trust Securities by the Trust, the Company shall:

          (a) pay for all costs, fees and expenses relating to the offering, sale and issuance of the Convertible Debentures, including commissions, discounts and expenses payable pursuant to the Purchase Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Indenture;

          (b) be responsible for and pay for all debts and obligations (other than with respect to the Trust Securities) of the Trust, pay for all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions, discounts and expenses in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying Agent(s), registrar(s), transfer Agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets); and

pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

SECTION 2007.  REGISTRATION RIGHTS.

          The holders of the Convertible Preferred Securities, the Holders of Convertible Debentures, the holders of the Guarantee and the shares of Sun Common Stock issuable upon conversion of the Convertible Debentures are entitled to the benefits of the Registration Rights Agreement as of May 4, 1998 between the Company and the Initial Purchasers (the "REGISTRATION RIGHTS AGREEMENT").

                                     ARTICLE XXII

                         Redemption of Convertible Debentures

SECTION 2201.  OPTIONAL REDEMPTION.

          (a) The Company shall have the right to redeem the Convertible Debentures, in whole or in part, at any time or from time to time after May 3, 2001 upon not less than 30 nor more than 60 days notice, at the optional redemption prices (expressed as a percentage of the principal amount of Convertible Debentures to be redeemed) shown below, plus any accrued and unpaid interest (including Additional Payments, if any) to the Redemption Date, if redeemed during the 12-month period beginning May 3:

                                                  Percentage of
                                                     Principal
          Year                                        Amount
          ----                                    -------------

     2001      . . . . . . . . . . . . . . . .      104.000%
     2002      . . . . . . . . . . . . . . . .      103.000%
     2003      . . . . . . . . . . . . . . . .      102.000%
     2004      . . . . . . . . . . . . . . . .      101.000%
     2005      and thereafter. . . . . . . . .      100.000%

If the Company has deferred interest payments, all unpaid interest must be paid in cash prior to any notice of redemption. Any redemption pursuant to this
Section 1101 shall be made pursuant to the provisions of Sections 1103 through 1108 hereof.

          (b) If a partial redemption of the Convertible Debentures would result in the delisting of the Convertible Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Convertible Preferred Securities are listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Convertible Debentures in whole.

SECTION 2202.  TAX EVENT OPTIONAL REDEMPTION.

          If a Tax Event has occurred and is continuing and:

          (a)  the Company has received a Redemption Tax Opinion; or

          (b) after receiving a Dissolution Tax Opinion, the Administrative Trustees shall have been informed by tax counsel rendering the Dissolution Tax Opinion that a No Recognition Opinion cannot be delivered to the Trust, then, notwithstanding Section 1101(a) but subject to Section 1101(b), the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders of the Convertible Debentures to redeem the Convertible Debentures in whole (but not in part) for cash at a redemption price equal to 100% of the principal amount of the Convertible Debentures plus accrued and unpaid interest (including Additional Payments) if any, within 90 days following the occurrence of such Tax Event (the "90-Day Period"); PROVIDED, HOWEVER, that if, at the time there is available to the Company or the Trust the opportunity to eliminate within the 90-Day Period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure which, in the sole judgment of the Company, has or will cause no adverse effect on the Company, the Trust or the Holders of the Trust Securities and will involve no material cost, the Company or the Trust shall pursue such Ministerial Action or other measure in lieu of redemption, and PROVIDED, FURTHER, that the Company shall have no right to redeem the Convertible Debentures while the Trust is pursuing any Ministerial Action or other similar measure pursuant to its obligations under the Declaration.

SECTION 2203.  APPLICABILITY OF ARTICLE.

          Redemption of Convertible Debentures at the election of the Company, as permitted by Sections 1101 and 1102, shall be made in accordance with such provision and this Article.

SECTION 2204.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

          The election of the Company to redeem Convertible Debentures pursuant to Section 1101 or 1102 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 45 days and no more than 90 days prior to the Redemption Date fixed by the Company, notify the Trustee in writing of such Redemption Date and of the principal amount of Convertible Debentures to be redeemed and provide a copy of the notice of redemption given to Holders of Convertible Debentures to be redeemed pursuant to Section 1105.

SECTION 2205.  SELECTION BY TRUSTEE OF CONVERTIBLE DEBENTURES TO BE REDEEMED.

          If less than all the Convertible Debentures are to be redeemed (unless such redemption affects only a single Convertible Debenture), the particular Convertible Debentures to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Convertible Debentures not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or any integral multiple thereof) of the principal amount of the Convertible Debentures.

          The Trustee shall promptly notify the Company in writing of the Convertible Debentures selected for redemption as aforesaid and, in case of any Convertible Debentures selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

          The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Convertible Debenture, whether such Convertible Debenture is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Convertible Debenture shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Convertible Debenture.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Convertible Debentures shall relate, in the case of any Convertible Debentures redeemed or to be redeemed only in part, to the portion of the principal amount of such Convertible Debentures which has been or is to be redeemed.

SECTION 2206.  NOTICE OF REDEMPTION.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Convertible Debentures to be redeemed, at such Holder's address appearing in the Security Register.

          All notices of redemption shall identify the Convertible Debentures to be redeemed (including, if relevant, CUSIP number or ISIN) and shall state:

          (a)  the Redemption Date,

          (b)  the Redemption Price,

          (c) that on the Redemption Date the Redemption Price will become due and payable upon each such Convertible Debenture to be redeemed and that interest thereon will cease to accrue on and after said date, and

          (d) the place or places where such Convertible Debentures are to be surrendered for payment of the Redemption Price.

          Notice of redemption of Convertible Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 2207.  DEPOSIT AND PAYMENT OF REDEMPTION PRICE.

          Prior to 10:30 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, plus (except if the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest (including Additional Payments, if any) on all the Convertible Debentures which are to be redeemed on that date. If the Convertible Debentures or the Convertible Preferred Securities are held by a Depository, such redemption payment shall be made to the Holders prior to 12:00 noon (New York City time) on the Redemption Date or such earlier time as the Company determines.

          If any Convertible Debenture called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Convertible Debenture shall (subject to any right of the Holder of such Convertible Debenture or any Predecessor Security to receive interest as provided in the last paragraph of Section 307) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

SECTION 2208.  CONVERTIBLE DEBENTURES PAYABLE ON REDEMPTION DATE.

          Notice of redemption having been given as aforesaid, the Convertible Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest, including Additional Payments, if any) such Convertible Debentures shall cease to bear interest. Upon surrender of any such Convertible Debenture for redemption in accordance with said notice, such Convertible Debenture shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest (including Additional Payments, if any) to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Convertible Debentures, or one or more Predecessor Convertible Debentures, registered as such at 5:00 p.m. (New York City time) on the relevant Record Dates according to the terms and the provisions of Section 307.

          If any Convertible Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Convertible Debenture.

SECTION 2209.  CONVERTIBLE DEBENTURES REDEEMED IN PART.

          In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Convertible Debenture during a period beginning at 9:00 a.m. (New York City time) 15 Business Days before any selection for redemption of Convertible Debentures and ending 5:00 p.m. (New York City time) on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Convertible Debentures to be so redeemed or (ii) register the transfer of or exchange any Convertible Debentures so selected for redemption, in whole or in part, except for the unredeemed portion of any Convertible Debentures being redeemed in part.

          Any Convertible Debenture which is to be redeemed only in part shall be surrendered at a place of payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Convertible Debenture without service charge, a new Convertible Debenture or Convertible Debentures, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Convertible Debenture so surrendered.

SECTION 2210.  NO SINKING FUND.

          The Convertible Debentures are not entitled to the benefit of any sinking fund.

SECTION 2211.  MANDATORY REDEMPTION.

          Upon (i) repayment at maturity or (ii) as a result of acceleration upon the occurrence and continuation of an Event of Default, the Company shall redeem the Outstanding Convertible Debentures in whole but not in part, at a redemption price equal to 100% of the principal amount of such Convertible Debentures plus any accrued and unpaid interest, including any Additional Payments, to the date fixed for redemption. Any payment pursuant to this section shall be made prior to 12:00 noon, New York City time, on the date of such repayment or acceleration or at such other time on such earlier date as the parties thereto shall agree.

SECTION 2212.  EXCHANGE OF TRUST SECURITIES FOR CONVERTIBLE DEBENTURES.

          At any time, the Company shall have the right to dissolve the Trust and cause the Convertible Debentures to be distributed to the holders of the Convertible Preferred Securities in dissolution of the Trust after satisfaction of liabilities to creditors of the Trust in accordance with Section 314 and as provided by applicable law.

                                    ARTICLE XXIV

                       Subordination of Convertible Debentures

SECTION 2401.  AGREEMENT TO SUBORDINATE.

          The Company covenants and agrees, and each Holder of Convertible Debentures by such Holder's acceptance thereof likewise covenants and agrees, that all Convertible Debentures shall be issued subject to the provisions of this Article Twelve; and each Holder of a Convertible Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. The payment by the Company of the principal of, premium, if any, and interest (including Additional Payments, if any) on all Convertible Debentures issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all existing and future Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred; PROVIDED HOWEVER, that no provision of this Article Twelve shall prevent the occurrence of any default or Event of Default hereunder.

SECTION 2402.  DEFAULT ON SENIOR INDEBTEDNESS.

          (a) No payment (by set-off or otherwise) shall be made by or on behalf of the Company on account of the principal of, premium, if any, or interest on the Convertible Debentures (including any repurchases of Convertible Debentures), or on account of the redemption provisions of the Convertible Debentures, for cash or property (other than Junior Convertible Debentures or from a Defeasance Trust), (i) upon the maturity of any Senior Indebtedness of the Company by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on such Senior Indebtedness are first paid in full in cash or Cash Equivalents (or such payment is duly provided for) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on Senior Indebtedness of the Company having an aggregate principal amount outstanding in excess of $5.0 million when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "PAYMENT DEFAULT"), unless and until (in the case of both (i) and (ii)) such Payment Default has been cured or waived or otherwise has ceased to exist.

          (b) Upon (i) the happening of an event of default (other than a Payment Default) that permits the holder of Senior Indebtedness to declare such Senior Indebtedness to be due and payable and (ii) written notice of such event of default given to the Company and the Trustee by the Representative under the Credit Agreement or the holders of an aggregate of at least $50 million principal amount outstanding of any other Senior Indebtedness, which Senior Indebtedness is designated by the Company ("Designated Senior Indebtedness") or their representative (a "PAYMENT NOTICE"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company which is an obligor under such Designated Senior Indebtedness on account of the principal of, premium, if any, or interest on the Convertible Debentures (including any repurchases of any of the Convertible Debentures), or on account of the redemption provisions of the Convertible Debentures, in any such case, other than payments made with Junior Convertible Debentures or from a Defeasance Trust. Notwithstanding the foregoing, unless the Designated Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "PAYMENT BLOCKAGE PERIOD") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Company shall be required to pay all sums not paid to the Holders of the Convertible Debentures during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Convertible Debentures. Any number of Payment Notices may be given; PROVIDED that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period unless such other Payment Blockage Period is commenced by a Payment Notice from the Representative under the Credit Agreement and such event of default shall have been cured or waived for a period of at least 90 consecutive days.

          (c) Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities, the provisions of Section 1203 of this Indenture shall apply.

          The subordination provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Senior Indebtedness is rescinded or must otherwise be returned by any holder of such Senior Indebtedness upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment has not been made.

SECTION 2403.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

          Upon any distribution of assets of the Company or upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

          (a) the holders of all Senior Indebtedness of the Company, will first be entitled to receive payment in full in cash or Cash Equivalents (or have such payment duly provided for to the satisfaction of such holders) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents before the Holders are entitled to receive any payment on account of the principal of, premium, if any, and interest on the Convertible Debentures or any Obligation in respect of the Convertible Debentures (other than Junior Convertible Debentures or from a Defeasance Trust);

          (b) any payment or distribution of assets of the Company of any kind or character from any source, whether in cash, property or securities (other than Junior Convertible Debentures or from a Defeasance Trust) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the provisions of this Article Twelve, shall be paid by the liquidating trustee or Agent or other person making such a payment or distribution directly to the holders of such Senior Indebtedness or their representative to the extent necessary to make payment in full (or have such payment duly provided for) on all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company (other than Junior Convertible Debentures or from a Defeasance Trust) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Indebtedness, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Indebtedness remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

SECTION 2404.  SUBROGATION.

          Subject to the payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Company as provided herein, the Holders of Convertible Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Convertible Debentures shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article Twelve, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company or on account of such Senior Indebtedness, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of amounts payable under Senior

Indebtedness of the Company, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash or Cash Equivalents.

SECTION 2405.  TRUSTEE TO EFFECTUATE SUBORDINATION.

          Each Holder of Convertible Debentures by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes.

SECTION 2406.  NOTICE BY THE COMPANY.

          The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee in respect of the Convertible Debentures pursuant to the provisions of this Article Twelve. Notwithstanding the provisions of this Article Twelve or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Convertible Debentures pursuant to the provision of this Article Twelve, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 603 hereof, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this Section 1206 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest (including Additional Payments, if any) on any Convertible Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

          The Trustee, subject to the provisions of Section 603, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the right of such Person under this Article Twelve, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 2407.  RIGHTS OF THE TRUSTEE; HOLDERS OF SENIOR INDEBTEDNESS.

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Twelve in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

          With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Section 603, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders of Convertible Debentures, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article Twelve and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

SECTION 2408.  SUBORDINATION MAY NOT BE IMPAIRED.

          No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Convertible Debentures, without incurring responsibility to the holders of the Convertible Debentures and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Convertible Debentures to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness;
(iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

                                     ARTICLE XXVI

                         Conversion of Convertible Debentures

SECTION 2601.  CONVERSION RIGHTS.

          Subject to and upon compliance with the provisions of this Article, the Convertible Debentures are convertible, at the option of the Holder, at any time after June 28, 1998 and on or prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the date of repayment of such Convertible Debentures, whether at maturity or upon redemption (either at the option of the Company or pursuant to a Tax Event), into fully paid and nonassessable shares of Sun Common Stock of the Company at an initial conversion rate of 1.2419 shares of Sun Common Stock for each $25 in aggregate principal amount of Convertible Debentures (equal to a conversion price of $20.13 per share of Sun Common Stock), subject to adjustment as described in this Article Thirteen. A Holder of Convertible Debentures may convert any portion of the principal amount of the Convertible Debentures into that number of fully paid and nonassessable shares of Sun Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the principal amount of the Convertible Debentures to be converted by such conversion price. In case a Convertible Debenture or portion thereof is called for redemption, such conversion right in respect of the Convertible Debenture or portion so called shall expire at 5:00 p.m. (New York City time) on the Business Day immediately preceding the corresponding Redemption Date, unless the Company defaults in making the payment due upon redemption.

SECTION 2602.  CONVERSION PROCEDURES.

          (a) In order to convert all or a portion of the Convertible Debentures, the Holder thereof shall deliver to the Conversion Agent an irrevocable Notice of Conversion setting forth the principal amount of Convertible Debentures to be converted, together with the name or names, if other than the Holder, in which the shares of Sun Common Stock should be issued upon conversion and, if such Convertible Debentures are definitive Convertible Debentures, surrender to the Conversion Agent the Convertible Debentures to be converted, duly endorsed or assigned to the Company or in blank. In addition, a holder of Convertible Preferred Securities may exercise its right under the Declaration to convert such Convertible Preferred Securities into Sun Common Stock by delivering to the Conversion Agent an irrevocable Notice of Conversion setting forth the information called for by the preceding sentence and directing the Conversion Agent (i) to exchange such Convertible Preferred Security for a portion of the Convertible Debentures held by the Trust (at an exchange rate of $25 liquidation amount of Convertible Debentures for each Convertible Preferred Security) and (ii) to immediately convert such Convertible Debentures, on behalf of such holder, into Sun Common Stock of the Company pursuant to this Article Thirteen and, if such Convertible Preferred Securities are in definitive form, surrendering such Convertible Preferred Securities, duly endorsed or assigned to the Company or in blank. So long as any Convertible Preferred Securities are outstanding, the Trust shall not convert any Convertible Debentures except pursuant to a Notice of Conversion delivered to the Conversion Agent by a holder of Convertible Preferred Securities.

          If a Notice of Conversion is delivered on or after the Regular Record Date and prior to the subsequent Interest Payment Date, the Holder will be entitled to receive the interest payable on the subsequent Interest Payment Date on the portion of Convertible Debentures to be converted notwithstanding the conversion thereof prior to such Interest Payment Date. Except as otherwise provided in the immediately preceding sentence, in the case of any Convertible Debenture which is converted, interest whose Stated Maturity is after the date of conversion of such Convertible Debenture shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest (including Additional Payments, if any) on the Convertible Debentures being converted, which shall be deemed to be paid in full. If any Convertible Debenture called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Convertible Debenture shall (subject to any right of the Holder of such Convertible Debenture or any Predecessor Security to receive interest as provided in the last paragraph of
Section 307 and this paragraph) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

          Each conversion shall be deemed to have been effected immediately prior to 5:00 p.m. (New York City time) on the day on which the Notice of Conversion was received (the "Conversion Date") by the Conversion Agent from the Holder or from a holder of the Convertible Preferred Securities effecting a conversion thereof pursuant to its conversion rights under the Declaration, as the case may be. The Person or Persons entitled to receive the Sun Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Sun Common Stock as of the Conversion Date. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver at the office of the Conversion Agent, unless otherwise directed by the Holder in the Notice of Conversion, a certificate or certificates for the number of full shares of Sun Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same. The Conversion Agent shall deliver such certificate or certificates to such Person or Persons.

          (b) Subject to any right of the Holder of such Convertible Debenture or any Predecessor Security to receive interest as provided in the last paragraph of Section 307 and the second paragraph of Clause (a) of Section 1302, the Company's delivery upon conversion of the fixed number of shares of Sun Common Stock into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount at Maturity of the portion of Convertible Debentures so converted and any unpaid interest (including Additional Payments, if any) accrued on such Convertible Debentures at the time of such conversion.

          (c) No fractional shares of Sun Common Stock will be issued as a result of conversion, but in lieu thereof, the Company shall pay to the Conversion Agent a cash adjustment in an amount equal to the same fraction of the last reported sale price of such fractional interest on the date on which the Convertible Debentures or Convertible Preferred Securities, as the case may be, were duly surrendered to the Conversion Agent for conversion, or, if such day is not a Trading Day, on the next Trading Day, and the Conversion Agent in turn will make such payment, if any, to the Holder of the Convertible Debentures or the holder of the Convertible Preferred Securities so converted.

          (d) In the event of the conversion of any Convertible Debenture in part only, a new Convertible Debenture or Convertible Debentures for the unconverted portion thereof will be issued in the name of the Holder thereof upon the cancellation thereof in accordance with Section 305.

          (e) In effecting the conversion transactions described in this Section, the Conversion Agent is acting as Agent of the holders of Convertible Preferred Securities (in the exchange of Convertible Preferred Securities for Convertible Debentures) and as Agent of the

Holders of Convertible Debentures (in the conversion of Convertible Debentures into Sun Common Stock), as the case may be, directing it to effect such conversion transactions. The Conversion Agent is hereby authorized (i) to exchange Convertible Debentures held by the Trust from time to time for Convertible Preferred Securities in connection with the conversion of such Convertible Preferred Securities in accordance with this Article Thirteen and
(ii) to convert all or a portion of the Convertible Debentures into Sun Common Stock and thereupon to deliver such shares of Sun Common Stock in accordance with the provisions of this Article Thirteen and to deliver to the Trust a new Convertible Debenture or Convertible Debentures for any resulting unconverted principal amount.

          (f) Except as provided in Section 202, all shares of Sun Common Stock delivered upon any conversion of Restricted Securities shall bear a Restrictive Securities Legend substantially in the form of the legend required to be set forth on such Convertible Debentures and shall be subject to the restrictions on transfer provided in such legend and in Section 314 hereof. Neither the Trustee nor the Conversion Agent shall have any responsibility for the inclusion or content of any such Restrictive Securities Legend on such Sun Common Stock; PROVIDED, HOWEVER, that the Trustee or the Conversion Agent shall have provided to the Company or to the Company's transfer Agent for such Sun Common Stock, prior to or concurrently with a request to the Company to deliver to such Conversion Agent certificates for such Sun Common Stock, written notice that the Convertible Debentures delivered for conversion are Restricted Securities.

SECTION 2603.  CONVERSION PRICE ADJUSTMENTS.

          The conversion price shall be subject to adjustment (without duplication) from time to time as follows:

          (a) In case the Company shall, while any of the Convertible Debentures are outstanding, (i) pay a dividend or make a distribution with respect to its Sun Common Stock in shares of Sun Common Stock, (ii) subdivide its outstanding shares of Sun Common Stock, (iii) combine its outstanding shares of Sun Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Sun Common Stock any shares of capital stock of the Company, the conversion price in effect immediately prior to such action shall be adjusted so that the Holder of any Convertible Debentures thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which he would have owned immediately following such action had such Convertible Debentures been converted immediately prior thereto. An adjustment made pursuant to this Section 1303(a) shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in case of a subdivision, combination or reclassification (or immediately after the record date if a record date shall have been established for such event). If, as a result of an adjustment made pursuant to this Section 1303(a), the Holder of any Convertible Debenture thereafter surrendered for conversion shall become entitled to receive shares of two or more classes or series of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a Board Resolution filed with the Trustee) shall determine the allocation of the adjusted conversion price between or among shares of such classes or series of capital stock.

          (b) In case the Company shall, while any of the Convertible Debentures are outstanding, issue rights or warrants to all holders of its Sun Common Stock entitling them (for a period expiring within 45 days after the record date mentioned in this Section 1303(b)) to subscribe for or purchase shares of Sun Common Stock at a price per share less than the current market price per share of Sun Common Stock (as determined pursuant to 1303(f) below) on such record date, the conversion price for the Convertible Debentures shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Sun Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price, and of which the denominator shall be the number of shares of Sun Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Sun Common Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. For the purposes of this subsection, the number of shares of Sun Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of shares of Sun Common Stock held in the treasury of the Company. In case any rights or warrants referred to in this subsection in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Company, the conversion price shall be readjusted at the time of such expiration to the conversion price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants. In determining whether any rights, options or warrants entitle the holder to subscribe for or purchase Sun Common Stock at less than the Current Market Price, and in determining the aggregate offering price of such shares of Sun Common Stock, there shall be taken into account any consideration received for such rights, options or warrants, the value of such consideration, if other
than cash, to be determined by the Board of Directors.   Notwithstanding this
Article XIII, no adjustment will be made pursuant to this Article if the Company makes proper provision for each Holder of Convertible Preferred Securities who converts a Convertible Preferred Security to receive, in addition to the Sun Common Stock issuable upon such conversion, the kind and amount of assets (including securities) if such Holder had been a holder of the Common Stock at the time of the distribution of such assets or securities. Rights, options or warrants distributed by the Company to all holders of the Sun Common Stock that entitle the holders thereof to purchase shares of the Company's capital stock and that, until the occurrence of an event (a "Triggering Event"), (i) are deemed to be transferred with the Sun Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Sun Common Stock, shall not be deemed to be distributed until the occurrence of the Triggering Event.

          (c) Subject to the last sentence of this Section 1303(c), in case the Company shall, by dividend or otherwise, distribute to all holders of its Sun Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in Section 1303(b) and dividends and distributions in connection with the liquidation, dissolution or winding up of the Company and dividends and distributions paid exclusively in cash and any dividend or distribution referred to in Section 1303(a)), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this Section 1303(c) by a fraction of which the numerator shall be the current market price per share (determined as provided in Section 1303(f)) of Sun Common Stock on the date fixed for the payment of such distribution (the "Reference Date") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Sun Common Stock and the denominator shall be such current market price per share of the Sun Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. In the event that such dividend or distribution is not so paid or made, the conversion price shall again be adjusted to be the conversion price which would then be in effect if such dividend or distribution had not occurred. If the Board of Directors determines the fair market value of any distribution for purposes of this
Section 1303(c) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share of Sun Common Stock (determined as provided in Section 1303(f)). For purposes of this Section 1303(c), any dividend or distribution that includes shares of Sun Common Stock or rights or warrants to subscribe for or purchase shares of Sun Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, shares of capital stock, cash or assets other than such shares of Sun Common Stock or such rightsor warrants (making any conversion price reduction required by this Section 1303(c)) immediately followed by (2) a dividend or distribution of such shares of Sun Common Stock or such rights or warrants (making any further conversion price reduction required by Section 1303(a) or 1303(b)), except (A) the Reference Date of such dividend or distribution as defined in this 1303(c) shall be substituted as (a) "the record date in the case of a dividend or other distribution," and (b) "the record date for the determination of stockholders entitled to receive such rights or warrants" and (c) "the date fixed for such determination" within the meaning of Sections 1303(a) and 1303(b) and (B) any shares of Sun Common Stock included in such dividend or distribution shall not be deemed outstanding for purposes of computing any adjustment of the conversion price in Section 1303(a).

          (d) In case the Company shall pay or make a dividend or other distribution on its Sun Common Stock exclusively in cash (excluding any cash portion of distributions referred to in Section 1303(c) or in connection with a consolidation, merger or sale of assets of the Company as referred to in Section 1304(c)), excluding cash dividends if such dividends (and other distributions) together with all other such all-cash dividends and distributions made within the preceding 12 months in respect of which no adjustment has been made do not exceed 20% of the Company's current capitalization (being the product of the then current market price per share determined as provided in Section 1303(f) of Sun Common Stock times the number of shares of Sun Common Stock then outstanding) on the Trading Day immediately preceding the date of declaration of such dividend, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this Section 1303(d) by a fraction of which the numerator shall be the current market price per share (determined as provided in Section 1303(f)) of the Sun Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided applicable to one share of Sun Common Stock and the denominator shall be such current market price per share of the Sun Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution; PROVIDED, HOWEVER, that in the event the portion of the cash so distributed applicable to one share of Sun Common Stock is equal to or greater than the current market price per share (as defined in Section 1303(f)) of the Sun Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Convertible Debentures shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Convertible Debenture immediately prior to the record date for the distribution of the cash. In the event that such dividend or distribution is not so paid or made, the conversion price shall again be adjusted to be the conversion price which would then be in effect if such record date had not been fixed.

          (e) In case a tender or exchange offer (other than an odd-lot offer) made by the Company or any Subsidiary of the Company for all or any portion of the Sun Common

Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of Sun Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds 110% of the current market price per share (determined as provided in Section 1303(f)) of the Sun Common Stock on the Trading Day next succeeding the Expiration Time, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this Section 1303(e) by a fraction of which the numerator shall be the number of shares of Sun Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price per share (determined as provided in Section 1303(f)) of the Sun Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Sun Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the current market price per share (determined as provided in Section 1303(f)) of the Sun Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

          (f) For the purpose of any computation under Section 1303(b), 1303(c), 1303(d) or 1303(e), the current market price per share of Sun Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question or, if applicable, the day before the "ex" date with respect to the issuance or distribution requiring such computation; PROVIDED, HOWEVER, that if another event occurs that would require an adjustment pursuant to Section 1303(a) through (e), inclusive, the Board of Directors may make such adjustments to the Closing Prices during such five Trading Day period as it deems appropriate to effectuate the intent of the adjustments in this
Section 1303, in which case any such determination by the Board of Directors shall be set forth in a Board Resolution and shall be conclusive. For purposes of this paragraph, the term "ex" date, (i) when used with respect to any issuance or distribution, means the first date on which the Sun Common Stock trades regular way on the New York Stock Exchange or on such successor securities exchange as the Sun Common Stock may be listed or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution, and
(ii) when used with respect to any tender or exchange offer, means the first date on which the Sun Common Stock trades regular way on such securities exchange or in such market after the Expiration Time of such offer.

          (g) The Company may make such reductions in the conversion price, in addition to those required by Sections 1303 (a) through (e), as it considers to be advisable to avoid or diminish any income tax to holders of Sun Common Stock or rights to purchase Sun Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Company from time to time may reduce the conversion price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period, and the Board of Directors of the Company shall have made a determination that such reduction would be in the best interest of the Company, which determination shall be conclusive. Whenever the conversion price is reduced pursuant to the preceding sentence, the Company shall mail to holders of record of the Convertible Debentures a notice of the reduction at least 15 days prior to the date the reduced conversion price takes effect, and such notice shall state the reduced conversion price and the period it will be in effect.

          (h) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 1303(h) are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required.

          (i) If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the Holder of the Convertible Debentures.

          (j) Except as stated above, the conversion price will not be adjusted for the issuance of Sun Common Stock or any securities convertible into or exchangeable into Sun Common Stock or carrying the right to purchase any of the foregoing.

SECTION 2604.  FUNDAMENTAL CHANGE.

          (a) In the event that the Company is party to any transaction (including, without limitation, a merger other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Sun Common Stock), consolidation, sale of all or substantially all of the assets of the Company, recapitalization or reclassification of Sun

Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination of Sun Common Stock) or any compulsory share exchange (each of the foregoing being referred to as a "Transaction"), in each case, as a result of which shares of Sun Common Stock shall be converted into the right to receive, or shall be exchanged for, (i) in the case of any Transaction other than a Transaction involving a Common Stock Fundamental Change (and subject to funds being legally available for such purpose under applicable law at the time of such conversion), securities, cash or other property, each Convertible Preferred Security shall thereafter be convertible into the kind and, in the case of a Transaction which does not involve a Fundamental Change, amount of securities, cash and other property receivable upon the consummation of such Transaction by a holder of that number of shares of Sun Common Stock into which a Convertible Preferred Security was convertible immediately prior to such Transaction, or
(ii) in the case of a Transaction involving a Common Stock Fundamental Change, common stock, each Convertible Preferred Security shall thereafter be convertible (in the manner described therein) into common stock of the kind received by holders of Sun Common Stock (but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change if such Transaction constitutes a Fundamental Change). The holders of Convertible Preferred Securities will have no voting rights with respect to any Transaction.

          (b) If any Fundamental Change occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, each Convertible Preferred Security shall be convertible solely into common stock of the kind received by holders of Sun Common Stock as a result of such Common Stock Fundamental Change.

          (c) The conversion price in the case of any Transaction involving a Fundamental Change will be adjusted immediately after such Fundamental Change:

               (i) in the case of a Non-Stock Fundamental Change, the conversion price of the Convertible Preferred Securities will thereupon become the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (B) the greater of the Applicable Price or the then applicable Reference Market Price plus any then-accrued and unpaid distributions on one Convertible Preferred Security; and

               (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Convertible Preferred Securities in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be the Purchaser Stock Price and the denominator will be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Sun Common Stock is common stock of the successor, acquirer, or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all Sun Common Stock will be have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquirer, or other third party, the conversion price of the Convertible Preferred Securities in effect immediately prior to such Common Stock Fundamental Change will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be one and the denominator will be the number of shares of common stock of the successor, acquirer, or other third party received by a holder of one share of Sun Common Stock as a result of such Common Stock Fundamental Change.

          The Company or the Person formed by such consolidation or resulting from such merger or which acquired such assets or which acquires the Company's shares, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Thirteen. The above provisions shall similarly apply to successive transactions of the foregoing type.

SECTION 2605.  NOTICE OF ADJUSTMENTS OF CONVERSION PRICE.

          Whenever the conversion price is adjusted as herein provided:

          (a) the Company shall compute the adjusted Conversion Price and shall prepare a certificate signed by the Chief Financial Officer or the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee, the Conversion Agent and the transfer Agent for the Convertible Preferred Securities and the Convertible Debentures; and

          (b) a notice stating the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Company to all record holders of Convertible Preferred Securities and the Convertible Debentures at their last addresses as they appear upon the stock transfer books of the Company and the Trust.

SECTION 2606.  PRIOR NOTICE OF CERTAIN EVENTS.

          In case:

          (a) the Company shall (i) declare any dividend (or any other distribution) on its Sun Common Stock, other than (A) a dividend payable in shares of Sun Common Stock or (B) a dividend payable in cash that would not require an adjustment pursuant to Section 1303(c) or 1303(d), or (ii) authorize a tender or exchange offer that would require an adjustment pursuant to Section 1303(e);

          (b) the Company shall authorize the granting to all holders of Sun Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants;

          (c) of any reclassification of Sun Common Stock (other than a subdivision or combination of the outstanding Sun Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Sun Common Stock is converted into other securities, cash or other property; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall (1) if any Convertible Preferred Securities are outstanding, cause to be filed with the transfer Agent for the Convertible Preferred Securities, and shall cause to be mailed to the holders of record of the Convertible Preferred Securities, at their last addresses as they shall appear upon the stock transfer books the Trust or (2) shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Sun Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Sun Common Stock of record shall be entitled to exchange their shares of Sun Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

SECTION 2607.  CERTAIN DEFINED TERMS.

          The following definitions shall apply to terms used in this Article
Thirteen:

          (a) "CLOSING PRICE" of any Sun Common Stock on any day shall mean the reported last sale price on such day or in case no sale takes place on such day, the average of the reported closing bid and asked prices in each case on the New York Stock Exchange Consolidated Transactions Tape or, if the stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm, selected by the Debenture Trustee for that purpose.

          (b) "TRADING DAY" shall mean a day on which securities are traded on the national securities exchange or quotation system used to determine the Closing Price.

SECTION 2608.  DIVIDEND OR INTEREST REINVESTMENT PLANS.

          Notwithstanding the foregoing provisions, the issuance of any shares of Sun Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Sun Common Stock under any such plan, and the issuance of any shares of Sun Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Convertible Debentures were first issued, shall not be deemed to constitute an issuance of Sun Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applies. There shall also be no adjustment of the conversion price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Company except as specifically described in this Article Thirteen.

SECTION 2609.  CERTAIN ADDITIONAL RIGHTS.

          In case the Company shall, by dividend or otherwise, declare or make a distribution on its Sun Common Stock referred to in Section 1303(c) or 1303(d) (including, without limitation, dividends or distributions referred to in the last sentence of Section 1303(c)), the Holder of the Convertible Debentures, upon the conversion thereof subsequent to 5:00 p.m. (New York City time) on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution, shall also be entitled to receive for each share of Sun Common Stock into which the Convertible Debentures are converted, the portion of the shares of Sun Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Sun Common Stock; PROVIDED, HOWEVER, that, at the election of the Company (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion of such distribution not consisting of cash or securities of the Company, pay such Holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of Convertible Debentures described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Sun Common Stock which the Holder of Convertible Debentures so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such Holder a due bill for the shares of Sun Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such Holder is so entitled, PROVIDED, that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Sun Common Stock is then traded and (ii) requires payment or delivery of such shares of Sun Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Sun Common Stock receiving such distribution.

SECTION 2610.  RESTRICTIONS ON SUN COMMON STOCK ISSUABLE UPON CONVERSION.

          (a) Shares of Sun Common Stock to be issued upon conversion of a Convertible Debenture in respect of Restricted Convertible Preferred Securities shall bear the following legend (the "Restricted Common Stock Legend") unless the Company determines otherwise in accordance with applicable law.

     THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"),

OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES THEREOF UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR
RULE) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO SUN HEALTHCARE GROUP, INC. (THE "COMPANY") (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          (b) If shares of Sun Common Stock to be issued upon conversion of a Convertible Debenture in respect of Restricted Convertible Preferred Securities are to be registered in a name other than that of the Holder of such Convertible Preferred Security, then the Person in whose name such shares of Sun Common Stock are to be registered must deliver to the Conversion Agent a certificate satisfactory to the Company and signed by such Person, as to compliance with the restrictions on transfer applicable to such Convertible Preferred Security. Neither the Trustee nor any Conversion Agent or Registrar shall be required to register in a name other than that of the Holder shares of Sun Common Stock issued upon conversion of any such Convertible Debenture in respect of such Convertible Preferred Securities not so accompanied by a properly completed certificate.

SECTION 2611. TRUSTEE NOT RESPONSIBLE FOR DETERMINING CONVERSION PRICE OR ADJUSTMENTS.

          Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Holder of any Convertible Debenture to determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind of account) of any shares of Sun Common Stock or of any securities or property, which may at any time be issued or delivered upon the conversion of any Convertible Debenture; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Sun Common Stock or stock certificates or other securities or property upon the surrender of any Convertible Debenture for the purpose of conversion, or, except as expressly herein provided, to comply with any of the covenants of the Company contained in Article Ten or this Article Thirteen.

                                    ARTICLE XXVIII

                       Immunity of Incorporators, Stockholders,
                                Officers and Directors

SECTION 2801.  NO RECOURSE.

          No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Convertible Debenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Convertible Debentures or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Convertible Debentures or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Convertible Debentures.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                         SUN HEALTHCARE GROUP, INC.,
                              as Issuer



                         By: /s/ Robert D. Woltil
                            ---------------------------------------
                            Name:   Robert D. Woltil
                            Title:  Chief Financial Officer



                         THE BANK OF NEW YORK,
                              as Trustee



                         By: /s/ Mary Legumina
                            ---------------------------------------
                            Name:   Mary LeGumina
                            Title:  Assistant Vice President

                                                                      EXHIBIT A

                            FORM OF CONVERTIBLE DEBENTURE

                           [FACE OF CONVERTIBLE DEBENTURE]

     [Include if Convertible Debenture is in global form:
     THIS CONVERTIBLE DEBENTURE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS CONVERTIBLE DEBENTURE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CONVERTIBLE DEBENTURE REGISTERED, AND NO TRANSFER OF THIS CONVERTIBLE DEBENTURE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

     [Include if Convertible Debenture is in global form and The Depository Trust Company is the Depositary:
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED SIGNATORY OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. ]

     THIS SECURITY AND ANY COMMON STOCK ISSUED ON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS

     SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES THEREOF UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR RULE) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO SUN HEALTHCARE GROUP, INC., (THE "COMPANY") (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON

     THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT, THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

               7% Convertible Junior Subordinated Debenture Due 2028


No. 1
$_______

          Sun Healthcare Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Sun Financing I, or registered assigns, the principal sum of_______________________________________________
_____________________ Dollars ($ __________) on May 1, 2028 and to pay interest thereon from May 4, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable quarterly (subject to deferral as set forth in the Indenture), in arrears, on February 1, May 1, August 1 and November 1 (each an "Interest Payment Date") of each year, commencing August 1, 1998, until the principal thereof is paid or made available for payment, and they shall be paid to the Person in whose name the Convertible Debenture is registered at 5:00 p.m. (New York City time) on the regular record date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date (provided that the Company has not set a new record date pursuant to the Indenture) (the "Regular Record Date").

          Reference is hereby made to the further provisions of this Convertible Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Convertible Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  May 4, 1998

                              SUN HEALTHCARE GROUP, INC.


                                        By:
                                           ----------------------------------
                                             Name: Robert D. Woltil
                                             Title:  Chief Financial Officer


[Seal]

Attest:
       --------------------------------
       Name: Robert F. Murphy
       Title:   Secretary

                       TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Convertible Debentures referred to in the within-mentioned Indenture.





Dated:

                                        THE BANK OF NEW YORK, as Trustee


                                        By:
                                           ---------------------------
                                           Authorized Signatory

                      [FORM OF REVERSE OF CONVERTIBLE DEBENTURE]

          This Convertible Debenture is one of a duly authorized issue of securities of the Company designated as its 7% Convertible Junior Subordinated
Debenture Due 2028   (herein called the "Convertible Debentures"), in aggregate principal amount of $355,670,131.25, issued and to be issued under an Indenture, dated as of May 4, 1998 (herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Convertible Debentures, and of the terms upon which the Convertible Debentures are, and are to be, authenticated and delivered. The terms of the Convertible Debentures include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) ("TIA") as in effect on the date of the Indenture. The Convertible Debentures are subject to, and qualified by, all such terms, certain of which are summarized hereon, and holders are referred to the Indenture and the TIA for a statement of such terms. No reference herein to the Indenture and no provision of this Convertible Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Convertible Debenture at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Convertible Debenture as provided in the Indenture. All terms used in this Convertible Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.

          (1) INTEREST. The Convertible Debentures shall bear interest at the rate of 7% per annum, from May 4, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable quarterly (subject to deferral as set forth herein), in arrears, on February 1, May 1, August 1 and November 1 (each an "Interest Payment Date") of each year, commencing August 1, 1998, until the principal thereof is paid or made available for payment, and they shall be paid to the Person in whose name the Convertible Debenture is registered at 5:00 p.m. (New York City time) on the regular record date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date (provided that the Company has not set a new record date pursuant to the Indenture) (the "Regular Record Date"). Interest will compound quarterly and will accrue at the rate of 7% per annum on any interest installment in arrears for more than one quarter or during an extension of an interest payment period as set forth below.

          The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest in computed, will be computed on the basis of the actual number of days elapsed per 90-day quarter. In the event that any date on which interest is payable on the Convertible Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

          If at any time while the Property Trustee is the Holder of any Convertible Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company shall pay as additional interest ("Additional Interest") on the Convertible Debentures held by the Property Trustee, such amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

          The principal of and interest on the Convertible Debentures shall be payable [insert, if global security is issued to the Depositary Trust Company or its nominee] [insert, if securities in definitive form are issued at the corporate office of the Indenture Trustee in the City of New York or at the office or agency of the Paying Agent in the United States maintained for such purpose] in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by
(i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date.

          (2) OPTION TO EXTEND INTEREST PAYMENT PERIOD. The Company shall have the right at any time during the term of the Convertible Debentures to defer interest payments (including Additional Payments) from time to time by extending the interest payment period for successive periods (each, an "Extension Period") not exceeding 20 consecutive quarters for each such period; PROVIDED, no Extension Period may extend beyond the maturity date of the Convertible Debentures. At the end of each Extension Period, the Company shall pay all interest then accrued and unpaid (including Additional Interest) together with interest thereon compounded quarterly at the rate specified for the Convertible Debentures to the extent permitted by applicable law ("Compounded Interest"); PROVIDED, that during any Extension Period, the Company shall (i) not declare or pay dividends on, or make a distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (A) purchases or acquisitions of shares of Sun Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Sun Common Stock, (B) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (C) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing, (ii) not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank PARI PASSU with or junior to the Convertible Debentures (except by conversion into or exchange for shares of its capital stock) and
(iii) not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; PROVIDED, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity date of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. No interest during an Extension Period shall be due and payable. Notwithstanding anything to the contrary, the Company shall not have the right at any time to defer any Additional Interest, including by extending the interest payment period.

          If the Property Trustee is the sole Holder of the Convertible Debentures at the time the Company selects an Extension Period, the Company shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the date the distributions on the Convertible Preferred Securities are payable or (ii) if the Convertible Preferred Securities are listed on the New York Stock Exchange or other stock exchange or quotation system, the date the Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Convertible Preferred Securities of the record date or the date such distributions are payable, but in any event not less than 10 Business Days prior to such record date.

          If the Property Trustee is not the sole holder of the Convertible Debentures at the time the Company selects an Extension Period, the Company shall give the Holders of the Convertible Debentures and the Trustee written notice of its selection of such Extension Period at least ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) if the Convertible Preferred Securities are listed on the New York Stock Exchange or other stock exchange or quotation system, the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Convertible Debentures on the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

          The quarter in which any notice is given pursuant to paragraphs second and third of this Section 2 shall be counted as one of the 20 quarters permitted in the maximum Extension Period permitted under paragraph one of this Section 2.

          (3) PAYING AGENT AND SECURITY REGISTRAR. The Trustee will act as Paying Agent, Security Registrar and Conversion Agent. The Company may change any Paying Agent, Security Registrar, co-registrar or Conversion Agent without prior notice. The Company or any of its Affiliates may act in any such capacity.

          (4) REDEMPTION. The Company shall have the right to redeem the Convertible Debentures, in whole or in part, at any time or from time to time after May 3, 2001 upon not less than 30 nor more than 60 days' notice, at the optional redemption prices (expressed as a percentage of the principal amount of Convertible Debentures to be redeemed) shown below, plus any accrued and unpaid interest (including Additional Payments, if any) to the Redemption Date, if redeemed during the 12-month period beginning May 3,:


                                             Percentage of
                                                Principal
          Year                                   Amount
          ----                               -------------
          2001   . . . . . . . . . . . . . .      104.000%
          2002   . . . . . . . . . . . . . .      103.000%
          2003   . . . . . . . . . . . . . .      102.000%
          2004   . . . . . . . . . . . . . .      101.000%
          2005  and thereafter . . . . . . .      100.000%

          If the Company has deferred interest payments, all unpaid interest must be paid in cash prior to redemption. Any redemption pursuant to this
Section 1101 shall be made pursuant to the provisions of Sections 1103 through 1108 hereof.

          The Convertible Debentures are subject to redemption in whole (but not in part), at any time within 90 days, if a Tax Event (as defined in the Declaration) shall occur and be continuing, at a redemption price equal to 100% of the principal amount thereof plus accrued but unpaid interest (including Additional Payments, if any) to the Redemption Date. On and after the Redemption Date, interest ceases to accrue on the Convertible Debentures or portions of them called for redemption.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Convertible Debentures to be redeemed, at such Holder's address appearing in the Security Register. The Convertible Debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. In the event of a redemption of less than all of the Convertible Debentures, the Convertible Debentures will be chosen for redemption by the Trustee in accordance with the Indenture.

          If this Convertible Debenture is redeemed subsequent to a Regular Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid to the person in whose name this Convertible Debenture is registered at the close of business on such record date.

          (5) SINKING FUND. The Convertible Debentures are not entitled to the benefit of any sinking fund.

          (6) SUBORDINATION. The payment of the principal of, premium, if any, and interest (including Additional Payments, if any) on all Convertible Debentures is subordinated and junior in right of payment to the prior payment in full of all existing and future Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred. Each holder, by accepting a Convertible Debenture, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

          "SENIOR CREDIT FACILITY" means that certain Credit Agreement, dated as of October 8, 1997, as amended by the First Amendment thereto dated November 12, 1997 and the Second Amendment thereto dated March 27, 1998, by and among the Company and NationsBank of Texas, N.A. and the other banks that are parties thereto, providing for availability of up to $1.2 billion of loans to the Company in the following components: (a) a revolving credit facility of up to $500.0 million and (b) three term loans in the amounts of $200.0 million, $250.0 million and $250.0 million, respectively, including any related notes, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, increased, modified, extended, renewed, refunded, replaced or refinanced, in whole or in part, from time to time.

          "SENIOR INDEBTEDNESS" means in respect of the Company: (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, including, without limitation, in the case of Sun, all indebtedness, and all obligations of Sun to pay fees and other amounts, under the Senior Credit Facility or under the indentures with respect to the Company's outstanding 91/2% notes due 2007 (the "2007 Notes") and the Company's 9 3/8% Senior Subordinated Notes due 2008, and any refinancing of the Senior Credit Facility in the bank credit market (including institutional participants therein), including interest accruing on or after a bankruptcy or other similar event, whether or not an allowed claim therein, (ii) all capital lease obligations of such obligor,
(iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction,
(v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise, and (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or PARI PASSU with the Convertible Debentures and (2) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities issued to any trust, or a trustee of such trust, partnership, or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company (a "Financing Entity") in connection with the issuance by such Financing Entity of Convertible Preferred Securities or other securities which rank PARI PASSU with, or junior to, the Convertible Preferred Securities, unless otherwise provided in the terms of such debt securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness, except as otherwise provided in the exception clauses above.

          (7) CONVERSION. The Holder of any Convertible Debenture has the right, exercisable at any time on or before 5:00 p.m. (New York City time) on the Business Day immediately preceding the date of repayment of such Convertible Debentures, whether at maturity or upon redemption (either at the option of the Company or pursuant to a Tax Event), to convert the principal amount thereof (or any portion thereof that is an integral multiple of $25) into fully paid and nonassessable shares of Sun Common Stock of the Company at an initial conversion rate of 1.2419 shares of Sun Common Stock for each $25 in aggregate principal amount of Convertible Debentures (equal to a conversion price of $20.13 per share of Sun Common Stock), subject to adjustment under certain circumstances as set forth in

Section 1303 and 1304. The number of shares issuable upon conversion of a Convertible Debenture is determined by dividing the principal amount of the Convertible Debenture converted by the conversion price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest. The outstanding principal amount of any Convertible Debenture shall be reduced by the portion of the principal amount thereof converted into shares of Sun Common Stock.

          To convert a Convertible Debenture, a Holder must (i) complete and sign a conversion notice substantially in the form attached hereto, (ii) surrender the Convertible Debenture to a Conversion Agent, (iii) furnish appropriate endorsements or transfer documents if required by the Security Registrar or Conversion Agent and (iv) pay any transfer or similar tax, if required. If a Notice of Conversion is delivered on or after the Regular Record Date and prior to the subsequent Interest Payment Date, the Holder will be entitled to receive the interest payable on the subsequent Interest Payment Date on the portion of Convertible Debentures to be converted notwithstanding the conversion thereof prior to such Interest Payment Date. Except as otherwise provided in the immediately preceding sentence, in the case of any Convertible Debenture which is converted, interest whose Stated Maturity is after the date of conversion of such Convertible Debenture shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest (including Additional Payments, if any) on the Convertible Debentures being converted, which shall be deemed to be paid in full. If any Convertible Debenture called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Convertible Debenture shall (subject to any right of the Holder of such Convertible Debenture or any Predecessor Security to receive interest as provided in the last paragraph of
Section 307 and this paragraph) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

          (8) REGISTRATION RIGHTS. The holders of the Convertible Preferred Securities, the Convertible Debentures issuable in respect of the Convertible Preferred Securities, the shares of Sun Common Stock issuable upon conversion of the Convertible Preferred Securities and the Convertible Debentures, and the Guarantee (collectively, the "REGISTRABLE SECURITIES") are entitled to the benefits of a Registration Rights Agreement, dated as of May 4, 1998, between the Company and the Initial Purchasers (the "REGISTRATION RIGHTS AGREEMENT"). Pursuant to the Registration Rights Agreement, the Company has agreed for the benefit of the holders of Registrable Securities that (i) it will, at its cost, use its reasonable best efforts within 90 days after the date of original issuance of the Registrable Securities, to file a shelf registration statement (the "SHELF REGISTRATION STATEMENT") with the Commission with respect to the resales of the Registrable Securities, (ii) it will use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission within 150 days after the date of issuance of the Registrable Securities and (iii) it will use its reasonable best efforts to maintain such Shelf Registration Statement continuously effective under the Securities Act until two years after the date of original issuance of the Convertible Preferred Securities (or such earlier date as the holders of Registrable Securities are able to sell all Registrable Securities immediately without restriction, whether pursuant to Rule 144(k) under the Securities Act or any successor rule thereto or otherwise) (the "EFFECTIVENESS PERIOD") or such holders have sold all such Registrable Securities pursuant to an effective Registration Statement. The Trust and the Company will be permitted to suspend the use of the prospectus (which is a part of the Shelf Registration Statement) in connection with sales of Registrable Securities by holders during certain periods of time under certain circumstances relating to pending corporate developments relating to the Company and public filings with the Commission and similar events.

          If (i) on or prior to 90 days following the date of original issuance of the Registrable Securities, a Shelf Registration Statement has not been filed with the Commission or (ii) on or prior to the 150th day following the original issuance of the Registrable Securities, such Shelf Registration Statement has not been declared effective (each such event a "REGISTRATION DEFAULT"), additional interest ("LIQUIDATED DAMAGES") will accrue on the Convertible Debentures and, accordingly, additional distributions will accrue on the Convertible Preferred Securities, from and including the day following such Registration Default until such time as such Shelf Registration Statement is filed or such Shelf Registration Statement is declared effective, as the case may be. Liquidated Damages will be paid quarterly in arrears (subject to the Company's ability to defer payment of Liquidated Damages during any Extension Period), with the first quarterly payment due on the first Interest Payment Date following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional 0.25% of the principal amount or liquidation amount, as applicable, to and including the 90th day following such Registration Default and 0.50% thereof from and after the 91st day following such Registration Default. The curing of any Registration Default will reset the rate at which Liquidated Damages begin to accrue for any subsequent new Registration Default to a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount or liquidation amount, as applicable, to and including the 90th day following such Registration Default and one-half of one percent (0.50%) thereof from and after the 91st day following such new Registration Default. The Guarantor shall have the right to suspend the Shelf Registration Statement under certain circumstances for up to 90 consecutive days. In the event that during the Effectiveness Period the Shelf Registration Statement ceases to be effective for more than 90 consecutive days or any 120 days, whether or not consecutive, during any 12-month period then the interest rate borne by the Debentures and the distribution rate borne by the Convertible Preferred Securities will each increase by an additional 0.25% per annum from such 91st or 121st day, as applicable, of the applicable 12-month period such Shelf Registration Statement ceases to be effective until the earlier of such time as (i) the Shelf Registration Statement again becomes effective or (ii) the Effectiveness Period expires.

          The summary of certain provisions of the Registration Rights Agreement in this Section 8 is subject to, and is qualified in its entirety, by reference to the Registration Rights Agreement.

          (9) REGISTRATION, TRANSFER, EXCHANGE AND DENOMINATIONS. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Convertible Debenture is registrable in the Security Register, upon surrender of this Convertible Debenture for registration of transfer at the office or agency of the Company in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Convertible Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Convertible Debentures are issuable only in registered form without coupons in denominations of $25 and integral multiples thereof. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Convertible Debenture for registration of transfer, the Company, the Trustee and any Agent of the Company or the Trustee may treat the Person in whose name this Convertible Debenture is registered as the owner hereof for all purposes, whether or not this Convertible Debenture be overdue, and neither the Company, the Trustee nor any such Agent shall be affected by notice to the contrary. In the event of redemption or conversion of this Convertible Debenture in part only, a new Convertible Debenture or Convertible Debentures for the unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          (10) PERSONS DEEMED OWNERS. Except as provided in the Indenture, the registered Holder of a Convertible Debenture may be treated as its owner for all purposes.

          (11) UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, Holders of Convertible Debentures entitled to the money must look to the Company for payment unless an abandoned property law designates another Person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          (12) DEFAULTS AND REMEDIES. The Convertible Debentures shall have the Events of Default as set forth in Section 501 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in aggregate principal amount of the then outstanding Convertible Debentures by notice to the Company and the Trustee may declare all the Convertible Debentures to be due and payable immediately.

          The Holders of a majority in principal amount of the Convertible Debentures then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Holders may not enforce the Indenture or the Convertible Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Convertible Debentures issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Convertible Debentures are unsecured general obligations of the Company. The Company must furnish annually compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference to, and subject in its entirety by, the more complete description thereof contained in the Indenture.

          (13) AMENDMENTS, SUPPLEMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Convertible Debentures under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Convertible Debentures at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Convertible Debentures at the time Outstanding, on behalf of the Holders of all the Convertible Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Convertible Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Convertible Debenture and of any Convertible Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Convertible Debenture.

          (14) TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, in its individual or any other capacity may become the owner or pledgee of the Convertible Debentures and may otherwise deal with the Company or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

          (15) NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Convertible Debentures or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of the Convertible Debentures by accepting a Convertible Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Convertible Debentures.

          (16) GOVERNING LAW. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE CONVERTIBLE DEBENTURES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

          (17) AUTHENTICATION. The Convertible Debentures shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating Agent.

                                      ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Convertible Debenture to:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
           (Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      (Insert address and zip code of assignee)

and irrevocably appoints

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Agent to transfer this Convertible Debenture on the books of the Company. The Agent may substitute another to act for him or her.

Date:
      -----------------------

------------------------------------------
(Sign exactly as your name appears on the other side of this Convertible Debenture)


Signature Guarantee:*
                     ---------------------

_______________________
* Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[Include the following if the Convertible Debenture bears a Restricted Securities Legend -

In connection with any transfer of any of the Convertible Debentures evidenced by this certificate, the undersigned confirms that such Convertible Debentures are being:

CHECK ONE BOX BELOW

     (1)  [ ]  exchanged for the undersigned's own account without transfer; or

     (2) [ ] transferred to a "qualified institutional buyer" pursuant to and in compliance with Rule 144A under the Securities Act; or

     (3)  [ ]  transferred to an institutional "accredited investor"; or

     (4) [ ] transferred pursuant to another available exemption from the registration requirements of the Securities Act; or

     (5) [ ] transferred pursuant to an effective Registration Statement under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Convertible Debentures evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if box
(2), (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Convertible Debentures such legal opinions, certifications and other information as the Company has reasonably requested in writing and directed the Trustee to require confirmation that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act; PROVIDED, FURTHER, that after the date that a Shelf Registration Statement under the Securities Act has been filed and so long as such Shelf Registration Statement continues to be effective, the Trustee may only permit transfers for which box (5) has been checked.


                              ----------------------
                                   Signature
Signature Guarantee:*



________________________

          Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee programs acceptable to the Trustee.



* Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

----------------------------------      ----------------------------------
Signature must be guaranteed              Signature


--------------------------------------------------------------------------------

               [TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Convertible Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
       ----------------------------     ----------------------------------
                                   NOTICE:   To be executed by an executive
                                             officer]


               [TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Convertible Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is an institutional "accredited investor" within the meaning of subparagraph (a)(1),
(2), (3) or (7) of Rule 501 under the Securities Act.


Dated:
       ----------------------------     ----------------------------------
                                   NOTICE:   To be executed by an executive
                                             officer]

                                 NOTICE OF CONVERSION

To:

          The undersigned owner of this Convertible Debenture hereby irrevocably exercises the option to convert this Convertible Debenture, or the portion below designated, into common stock of Sun Healthcare Group, Inc., a Delaware corporation (the "Company") (the "Sun Common Stock") in accordance with the
terms of the Indenture, between the Company and The Bank of New York    as
Trustee, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

          Any Holder, upon the exercise of its conversion rights in accordance with the terms of the Indenture and the Convertible Debenture, agrees to be bound by the terms of the Registration Rights Agreement relating to the Sun Common Stock issuable upon conversion of the Convertible Debenture.

Date: ________________

Number of Convertible Debentures to be converted ($25 or integral multiples thereof): ___________________

If a name or names other than the undersigned, please indicate in the spaces below the name or names in which the shares of Sun Common Stock are to be issued, along with the address or addresses of such person or persons.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


------------------------------------------
(Sign exactly as your name appears on the the Convertible Debenture) (for conversion only)

Please Print or Typewrite Name and Address,
Including Zip Code, and Social Security or
Other Identifying Number.

-------------------------------------------
-------------------------------------------
-------------------------------------------
-------------------------------------------
Signature Guarantee:*
                       --------------------


     * Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership
                    (footnote continued on next page...)

(...footnote continued from preceding page) or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.